Exhibit 4.5
Fluidigm Corporation
CONVERTIBLE NOTE PURCHASE AGREEMENT
(US$15 Million Credit Facility)
August 7, 2006

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TABLE OF CONTENTS
(Continued)

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EXHIBITS

A	Form of Convertible Promissory Note (First Note)
B	Form of Convertible Promissory Note (Second Note)
C	Form of Convertible Promissory Note (Third Note)
D	Compliance Certificate
E	Investment Representation Statement
F	Legal Opinion

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Fluidigm Corporation
CONVERTIBLE NOTE PURCHASE AGREEMENT
(US$15 Million Credit Facility)
     This Convertible Note Purchase Agreement (the “Agreement”) is made as of August 7, 2006, by and between Fluidigm Corporation, a California corporation (the “Company”), and Biomedical Sciences Investment Fund Pte Ltd (“Purchaser”).
     WHEREAS, the Purchaser has agreed to purchase, pursuant to the terms of this Agreement and upon the election of the Company, up to US$15,000,000 in aggregate principal of Convertible Promissory Notes of the Company;
     WHEREAS, the Purchaser has agreed that the Company may elect to sell to the Purchaser within the time periods set forth herein, and the Purchaser has agreed to purchase should the Company so elect, a Convertible Promissory Note in the principal amount of US$5,000,000 in substantially the form attached hereto as Exhibit A (the “First Note”), the principal and interest on which are convertible into shares of Series E Preferred Stock of the Company upon the happening of certain events described in the First Note;
     WHEREAS, provided that the First Note has converted (as set forth in the First Note), the Purchaser has agreed that the Company may elect to sell to the Purchaser within the time periods set forth herein, and Purchaser has agreed to purchase should the Company so elect, a second Convertible Promissory Note of the Company in the principal amount of US$5,000,000, in substantially the form attached hereto as Exhibit B (the “Second Note”), the principal and interest on which are convertible into shares of Series E Preferred Stock of the Company upon the happening of certain events as described in the Second Note; and
     WHEREAS, provided that the Second Note has converted (as set forth in the Second Note), the Purchaser has agreed that the Company may elect to sell to the Purchaser within the time periods set forth herein, and Purchaser has agreed to purchase should the Company so elect, a third Convertible Promissory Note of the Company in the principal amount of US$5,000,000, in substantially the form attached hereto as Exhibit C (the “Third Note,” and together with the First Note and the Second Note, an “Additional Note” or the “Additional Notes”), the principal and interest on which are convertible into shares of Series E Preferred Stock of the Company upon the happening of certain events as described in the Third Note.
     NOW, THEREFORE, the parties hereby agree as follows:

     1. The First Note.
          1.1 Authorization; Purchaser’s Obligation to Purchase.  The Purchaser shall, at the Company’s election and in accordance with the procedures set forth in this Section 1, purchase the First Note. Such election shall indicate that the Company has authorized the sale and issuance of the First Note in the principal amount of US$5,000,000, convertible (i) at the election of the Purchaser, (ii) upon the achievement of certain Milestones (as set forth in the First Note), or (iii) as otherwise as set forth in the First Note into shares of Series E Preferred Stock of the Company at a conversion price of US$3.60 per share. Shares of Series E Preferred Stock together with any other securities which may be issued upon conversion of any of the Additional Notes are referred to herein as the “Note Shares.” The Additional Notes, the Note Shares and securities of the Company issued or issuable upon conversion thereof are referred to herein as the “Securities.”
          1.2 First Note Procedure.  Subject to Section 1.1, the Company may exercise its option to require the Purchaser to purchase the First Note at any time on or before September 30, 2006 by giving Purchaser written notice thereof (the “First Note Election Notice”). The First Note Election Notice shall state that the Company has elected to require the Purchaser to purchase the First Note and shall indicate the date, time, and location of the closing of the purchase and sale of the First Note (the “First Note Closing”), which shall occur no sooner than 14 days or later than 25 days after the date of the First Note Election Notice.
          1.3 Closing of First Note Purchase.  At the First Note Closing, the Company shall deliver to the Purchaser the First Note and a duly executed Compliance Certificate in the form attached hereto as Exhibit D (the “Compliance Certificate”). At the First Note Closing, the Purchaser shall deliver to the Company (i) the aggregate principal amount of the First Note totalling US$5,000,000 by check or wire transfer and (ii) the Investment Representation Statement, duly executed by Purchaser, in the form attached hereto as Exhibit E (the “Investment Representation Statement”).
          1.4 Effect of Change in Series E Preferred Stock.  The form of the First Note will be modified upon the happening of certain events as set forth in Section 5.2(d).
     2. Representations and Warranties of the Company.  Except as set forth in the Schedule of Exceptions dated of even date hereof and separately delivered to Purchaser contemporaneously with the execution and delivery of this Agreement (the “Schedule of Exceptions”), the Company represents and warrants to Purchaser as of the date hereof as follows:
          2.1 Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify, individually or in the aggregate, would have a material adverse effect on its business (as now conducted), properties, or financial condition.

          2.2 Corporate Power.  The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. Subject to the corporate authorization of and election to sell and issue any of the Additional Notes hereunder, the Company will have all requisite legal and corporate power and authority to (i) sell and issue the Additional Notes hereunder and (ii) issue the Series E Preferred Stock initially issuable upon conversion of any of the Additional Notes.
          2.3 Subsidiaries.  The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.
          2.4 Capitalization.  The authorized capital stock of the Company consists of 77,857,144 shares of Common Stock (“Common Stock”), of which 9,422,895 shares are issued and outstanding and 51,687,948 shares of Preferred Stock (“Preferred Stock”), 2,727,273 of which are designated Series A Preferred Stock of which 2,727,273 are outstanding, 6,460,675 of which are designated Series B Preferred Stock of which 6,460,675 are outstanding, 17,000,000 of which are designated Series C Preferred Stock, 16,364,832 of which are issued and outstanding, 15,500,000 of which are designated Series D Preferred Stock, 12,196,191 of which are issued and outstanding, and 10,000,000 of which are designated Series E Preferred Stock, 1,250,000 of which are issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued in compliance with applicable laws, and are fully paid and nonassessable.
     In connection with the sale and issuance of any Additional Notes, the Company will have reserved 4,166,667 shares of Series E Preferred Stock for issuance upon conversion of such Additional Note (the “Conversion Shares”) and 4,166,667 shares of Common Stock for issuance upon conversion of such Conversion Shares. As of the date of this Agreement, the Company has reserved: (i) 10,000,000 shares of Common Stock for issuance upon conversion of the outstanding shares of Series E Preferred Stock; (ii) 12,196,191 shares of Common Stock for issuance upon conversion of the outstanding shares of Series D Preferred Stock; (iii) 408,928 shares of Series D Preferred Stock for issuance upon exercise of outstanding warrants and 408,928 shares of Common Stock for issuance upon conversion of such Series D Preferred Stock; (iv) 16,364,832 shares of Common Stock for issuance upon conversion of the outstanding shares of Series C Preferred Stock; (v) 294,868 shares of Series C Preferred Stock for issuance upon exercise of outstanding warrants and 294,868 shares of Common Stock for issuance upon conversion of such Series C Preferred Stock; (vi) 6,460,675 shares of Common Stock for issuance upon conversion of the outstanding Series B Preferred Stock; (vii) 2,727,273 shares of Common Stock for issuance upon conversion of the outstanding Series A Preferred Stock; and (viii) an aggregate of 10,800,000 shares of Common Stock for issuance to employees and consultants of the Company pursuant to the Company’s 1999 Stock Plan, pursuant to which options to purchase 5,276,828 shares are granted and outstanding and 1,727,039 shares are available for future grant. Other than with respect to the shares reserved for issuance in the preceding sentence, or as set forth in this Agreement, the Investor Rights Agreement (as defined below) or the Voting Agreement (as defined below), there are no outstanding rights, options, warrants, conversion rights, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Company of any securities of the Company. There are no outstanding obligations of the Company to repurchase or redeem any of its securities.

     Except as contemplated in the Eighth Amended and Restated Investor Rights Agreement dated June 13, 2006 (the “Investor Rights Agreement”), the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity. Except as contemplated in the Second Amended and Restated Voting Agreement dated August 16, 2005 (the “Voting Agreement”), the Company is not a party or subject to any agreement or understanding, and to the Company’s knowledge, there is no agreement or understanding between any person or entities, which relates to the voting or the giving of written consents with respect to any security of the Company or by a director of the Company.
          2.5 Authorization.  All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement has been taken, subject to corporate authorization of any election to require the Purchasers to purchase Additional Notes pursuant to this Agreement. This Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.
          2.6 Valid Issuance of Note and Conversion Shares.  Any Additional Note that is purchased by the Purchaser hereunder, when issued, sold and delivered in accordance with the terms of this Agreement, will be free of restrictions on transfer other than restrictions on transfer under this Agreement, such Additional Note, and the Investor Rights Agreement and under applicable state and federal securities laws as in effect on the date of issuance of such Additional Note. Any Conversion Shares (and the shares of Common Stock issuable upon conversion thereof) will have been duly and validly reserved for issuance, and, upon issuance in accordance with the terms of the applicable Additional Note and the Amended and Restated Articles of Incorporation of the Company as amended through the date of issuance of such Additional Note (the “Restated Articles”), will be duly and validly issued, fully paid, and nonassessable and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the terms of the applicable Additional Note, and the Investor Rights Agreement and under applicable state and federal securities laws as in effect on the date of issuance of such Additional Note. The Conversion Shares (and the shares of Common Stock issuable upon conversion thereof) may be issued without any registration or qualification under state and federal securities laws as such laws are in effect as of the date of this Agreement.
          2.7 Governmental Consents.  As of the date of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company would be required in connection with the offer, sale or issuance of any of the Additional Notes or the Conversion Shares (and the shares of Common Stock issuable upon conversion thereof) or the consummation of any other transaction contemplated hereby, except in connection with the sale and issuance of Additional Notes for filings that may be required pursuant to applicable federal and state securities laws and blue sky laws, which filings, the Company covenants to complete within the required statutory period.

          2.8 Litigation.  There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company before any court, administrative agency or other governmental body which questions the validity of this Agreement or the Investor Rights Agreement or the right of the Company to enter into any of them, or to consummate the transactions contemplated hereby or thereby, or which could result, either individually or in the aggregate, in any material adverse change in the condition (financial or otherwise), business, property, assets or liabilities of the Company, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to, and none of its assets is bound by, the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by or involving the Company currently pending or that the Company intends to initiate.
          2.9 Employees.  Each employee of the Company has executed a proprietary information and invention assignment agreement substantially in the form or forms made available to the Purchaser. To the Company’s knowledge, no officer or key employee is in violation of any prior employee contract or proprietary information agreement. No employees of the Company are represented by any labor union or covered by any collective bargaining agreement. There is no pending or, to the Company’s knowledge, threatened labor dispute involving the Company and any group of its employees. The Company is not aware that any officer or key employee intends to terminate his or her employment with the Company within the six months after the date of this Agreement. The Company does not have a present intention to terminate the employment of any officer or key employee. Each officer and key employee is devoting 100% of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee intends to work less than full time during the six months after the date of this Agreement. Subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at will.
          2.10 Patents and Other Intangible Assets.
               (a) The Company owns, or is licensed or otherwise has the legally enforceable right to use, all copyrights, domain names, maskworks, applications for the issuance or registration of any of the foregoing, trade secrets, confidential or proprietary know-how, data and information, ideas, inventions, designs, developments, algorithms, processes, schematics, techniques, computer programs, applications and other software, works of authorship, creative effort and, to the Company’s knowledge after such investigation as the Company deemed reasonable, patents, patent applications, trademarks (including service marks and design marks) and applications therefor, tradenames (all of the foregoing generically, “Intellectual Property Rights”) utilized in, or necessary for, its business as now conducted (collectively, the “Company Intellectual Property”) without infringing upon the right of any person, corporation or other entity.
               (b) Section 2.10 of the Schedule of Exceptions lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names, copyrights and maskworks and registered domain names included in the Company Intellectual Property, including the jurisdictions in which each such intellectual property right has been issued or registered or in which any application for such issuance or registration has been filed, (ii) all licenses, sublicenses, collaborations and other agreements (or options for any of the foregoing) to which the Company is a party and pursuant to which any person, corporation or other entity is authorized to use any of the Company Intellectual Property, and (iii) all licenses, sublicenses, collaborations and other agreements (or options for any of the foregoing) to which the Company is a party and pursuant to which the Company is authorized to use any Intellectual Property Right of any third party (other than standard licenses for commercially available software). Each of the agreements in (ii) and (iii) above remain in full force and effect and, to the Company’s knowledge, no party to any such agreement is in material breach or default under such agreement, and the Company is not aware of any act or failure to act by a party which would constitute a material breach or default under any such agreement, give rise to a right of the licensor to terminate any such agreement or otherwise result in termination of, or suspension or loss of exclusive rights under, any such agreement.
               (c) To the Company’s knowledge, the Company has not infringed or misappropriated any Intellectual Property Right of any other person, corporation or other entity. The Company has not received any communication or otherwise received any information alleging any such conduct by the Company or asserting a claim by any third party to the ownership of, or right to use, any of the Company Intellectual Property, and the Company does not know of any basis for any such claim. The Company is not aware of any action, suit, proceeding or investigation pending or currently threatened against the Company (or any third party owner or licensor of rights to the Company of any of the Company Intellectual Property) which would have a material impact on the Company’s ownership of or exclusive or co-exclusive rights to use, the Company Intellectual Property.
               (d) The Company is not aware that any of its employees is obligated under any agreement, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with his or her ability to fully and freely perform their duties to the Company or that would conflict with the Company’s business. To the Company’s knowledge, neither the execution and delivery of this Agreement nor the issuance of any of the Additional Notes nor the carrying on of the Company’s business by the employees of the Company, will conflict with or result in a material breach of the terms, conditions, or provisions of, or constitute a default under, any agreement under which any such employee is now obligated. The Company does not utilize, and will not be required to utilize, any invention, development or work of authorship of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company.
               (e) Except as described in Schedule 2.10, (i) the Company is not obligated, or under any liability whatsoever to make any payments by way of royalties, fees or otherwise, to any owner or licensor of, or other claimant to, any Company Intellectual Property, and (ii) the Company is not a party to any agreement concerning the Company Intellectual Property or any other Intellectual Property Right used or to be used by the Company in its business as conducted. No founder, director, officer or employee of the Company, or, to the Company’s knowledge, no shareholder of the Company has any interest in the Company Intellectual Property.

               (f) Except with respect to any rights granted under the agreements described in Schedule 2.10, the Company owns exclusively all rights arising from or associated with the research and development efforts of the Company, its founders, employees and independent contractors relating to the Company’s business as now conducted, and all such rights form part of the Company Intellectual Property. The Company has secured valid written assignments from all employees and independent contractors who contributed to the creation or development of any of the Company Intellectual Property of the rights to such contributions that the Company does not already own by operation of law. The Company has not received notice of any claim being asserted by any current or former employee, independent contractor or other third party to the ownership, of or right to use, any of the Company Intellectual Property, or challenging or questioning the validity of any of the Company Intellectual Property, and the Company is not aware of any basis for any such claim.
               (g) The Company has taken reasonable steps to protect and preserve the confidentiality of all material trade secrets included in Company Intellectual Property not otherwise protected by patents or copyright (“Confidential Information”). All disclosure of Confidential Information to a third party has been pursuant to the terms of a written confidentiality or non-disclosure agreement between the Company and such third party.
               (h) The Company hereby represents and warrants that the data, written and oral reports and other representations and information that the Company provided to its investors (or their counsel) pertaining to the Company Intellectual Property, when taken as a whole, were truthful and, to the Company’s knowledge, accurate in all material respects, and there was no omission therefrom which made such information misleading, or incomplete in any material way.
          2.11 Compliance with Other Instruments.  The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended and in effect on and as of the date hereof. The Company is not in violation or default of any material provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound or, to the best of its knowledge, of any provision of any federal, state or local statute, rule or governmental regulation. The execution, delivery and performance of and compliance with this Agreement, the Investor Rights Agreement and the Voting Agreement and the issuance and sale of the Additional Notes, will not result in any such violation, be in conflict with or constitute, with or without the passage of time or giving of notice, a default under any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation; or require any consent or waiver under any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation (other than any consents or waivers that have been obtained); or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company pursuant to any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order or obligation.

          2.12 Permits.  The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it. The Company is not in default in any material respect under any of such franchises, permits, licenses, or other similar authority.
          2.13 Environmental and Safety Laws.  To its knowledge, the Company is not in violation of any applicable statute, law, or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures by the Company are or will be required in order to comply with any such existing statute, law, or regulation.
          2.14 Title to Property and Assets.  The Company has good and marketable title to all of its properties and assets free and clear of all pledges, mortgages, liens, security interests, charges and encumbrances, except liens for current taxes and assessments not yet due and possible minor liens and encumbrances which do not, in any case, individually or in the aggregate, materially detract from the value of the property subject thereto or materially impair the ownership or use of said property or assets, or the operations of the Company. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of all liens, claims or encumbrances. The Company’s properties and assets are in good condition and repair in all material respects.
          2.15 Agreements; Action.
               (a) Except for agreements contemplated by this Agreement, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof other than standard option grants and stock purchase agreements entered into prior to the date of this Agreement.
               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that may involve (i) obligations (contingent or otherwise) of, or payments by the Company in excess of, US$100,000, other than in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company other than standard commercial software licenses, (iii) provisions restricting or adversely affecting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights other than indemnifications entered into in the ordinary course of business.
               (c) For the purposes of subsection (b) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsection.

               (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Restated Articles or its Bylaws that adversely affects its business as now conducted, its properties or its financial condition.
               (e) The Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.
               (f) The Company has not engaged in the past three months in any discussion (i) with any representative of any entity or entities regarding the merger of the Company with or into any such entity or entities or any affiliate thereof, (ii) with any representative of any entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or (iii) regarding any other form of liquidation, dissolution or winding up of the Company.
          2.16 Financial Statements.  The Company has fully provided the Purchaser with all the information that the Purchaser has requested for deciding whether to enter into this Agreement and to acquire the Additional Notes. The Company has made available to Purchaser its audited balance sheets dated as of December 31, 2005 and the audited statement of operations for the fiscal year then ended, its unaudited balance sheets as of March 31, 2006, and its unaudited statement of operations and cash flow statement covering the three month period then ended (collectively, the “Financial Statements”). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the date, and during the periods, indicated therein. Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2006 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company.
          2.17 Changes.  Since March 31, 2006:
               (a) the Company has not (i) declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities outside the ordinary course of its business individually in excess of US$100,000 or, in the case of indebtedness and/or liabilities individually less than US$100,000, in excess of US$200,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for reimbursable businesses expenses, (iv) sold, exchanged, assigned, transferred, licensed or otherwise disposed of any of its assets or rights (including Company Intellectual Property), other than the sale of its inventory in the ordinary course of business, (v) waived or compromised a valuable right or a material debt owed to it, (vi) materially changed any compensation arrangement or agreement with any employee, officer, director or shareholder, or (vii) arranged or committed to do any of the things described in this subsection (a); and
               (b) there has not been (i) a loss of, or a material order cancellation by, any major customer of the Company, (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, or financial condition of the Company, (iii) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse, (iv) any resignation or termination of any officer or key employee of the Company, and the Company is not aware of the impending resignation or termination of employment of any such officer, or (v) to the best of the Company’s knowledge, any other event or condition of any character that would materially and adversely affect the business, properties, or financial condition of the Company.
          2.18 Brokers or Finders.  The Company has not agreed to incur, directly or indirectly, any liability for brokerage or finders’ fees, agents’ commissions or other similar charges in connection with this Agreement or any of the transactions contemplated hereby.
          2.19 Employee Benefit Plans.  The Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974 other than the Company’s 401(k) Plan. The Company is in material compliance with the terms of the Company’s 401(k) Plan and has not received notice of any material increase in the costs of such plans.
          2.20 Tax Matters.  The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company has not elected pursuant to the Code, to be treated as a Subchapter S corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the Code, nor has it made any other elections pursuant to the Code (other than elections that relate solely to methods of accounting, depreciation or amortization) that would have a material effect on the business, properties or condition (financial or otherwise) of the Company. None of the Company’s tax returns have ever been audited by any governmental authorities. The Company has withheld or collected from each payment made to its employees the amount of all taxes (including without limitation, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes) required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositories.
          2.21 Insurance.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed. The Company has obtained term life insurance payable to the Company on the lives of Stephen Quake and Gajus Worthington in the amount of US$500,000. The Company has in full force and effect directors and officers liability insurance, covering its directors, with aggregate coverage in the amount of US$2,000,000.

          2.22 Corporate Documents.  The Restated Articles and By-Laws of the Company are in the form made available to the Purchaser. The copy of the minute books of the Company made available to Purchaser’s counsel contains true and correct minutes of all meetings of directors (including any committees thereof) and shareholders and all actions by written consent taken without a meeting by the directors and shareholders since December 18, 2003.
          2.23 Disclosure.  The Company has fully provided Purchaser with all the information which Purchaser has requested in connection with the purchase of the Additional Notes hereunder, as well as all information which the Company in its judgment believes is reasonably necessary to enable Purchaser to make a decision as to whether to enter into this Agreement and to invest in the Company. Neither this Agreement with the Exhibits hereto, nor any other statements, certificates or documents made or delivered in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. The financial projections made available to the Purchaser (the “Projections”) were prepared in good faith and based upon assumptions that the Company believes are reasonable, and represent the Company’s good faith estimate of its future plans and results; provided however, that the Company does not represent or warrant that it will achieve any of the Projections.
          2.24 Offering.  Subject in part to the truth and accuracy of Purchaser’s representations set forth in this Agreement, the offer, sale and issuance of the Additional Notes as contemplated by this Agreement would be, if issued as of this date of this Agreement, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.
          2.25 Returns and Complaints.  The Company has not received customer complaints concerning alleged defects in the design of its products that, if true, would have, individually or in the aggregate, a material adverse effect on its business, properties, or financial condition.
     3. Representations and Warranties of the Purchasers.  Purchaser hereby represents, warrants and agrees as follows:
          3.1 Experience.  Purchaser is experienced in evaluating start-up companies such as the Company, is able to evaluate and represent its own interests in transactions such as the one contemplated by this Agreement, has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, and has the ability to bear the economic risks of its investment.
          3.2 Investment.  Purchaser is acquiring and will acquire, the Securities, for investment for Purchaser’s own account and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Securities have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Securities other than a transfer not involving a change of beneficial ownership. Purchaser understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act on the ground that the sale provided for in this Agreement is exempt from the registration requirements of the Securities Act.
          3.3 Rule 144.  Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Purchaser covenants that, in the absence of an effective registration statement covering the securities in question, Purchaser will sell, transfer, or otherwise dispose of the Securities only in accordance with applicable securities laws and in a manner consistent with Purchaser’s representations and covenants set forth in this Agreement and the applicable Additional Note. In connection therewith, Purchaser acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfer set forth in this Agreement and the applicable Additional Note and will transfer securities on the books of the Company only to the extent not inconsistent therewith.
          3.4 No Public Market.  Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.
          3.5 Access to Data.  Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities.
          3.6 Authorization.  This Agreement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.
          3.7 Accredited Investor.  Purchaser acknowledges that it is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The principal address of such Purchaser is as set forth on the signature page hereto.
          3.8 Public Solicitation.  Purchaser knows of no public solicitation or advertisement of an offer in connection with the proposed issuance and sale of the Securities.
          3.9 Tax Advisors.  Purchaser has reviewed with its own tax advisors the tax consequences of the purchase of the Securities and the transactions contemplated by this Agreement.

Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the Purchase of the Securities or the transactions contemplated by this Agreement.
          3.10 Purchaser Counsel.  Purchaser acknowledges that it has had the opportunity to review this Agreement and the exhibits hereto and the transactions contemplated by this Agreement with its own legal counsel. Purchaser is relying solely on such counsel and not on any statements or representations of the Company or any of its agents for legal advice with respect to this investment or the transactions contemplated by this Agreement.
          3.11 Brokers or Finders.  The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar changes in connection with this Agreement.
          3.12 Non-United States Persons.  Purchaser hereby represents that Purchaser is satisfied as to the full observance of the laws of Purchaser’s jurisdiction in connection with any invitation to subscribe for the Securities and the Additional Notes (and securities issuable upon conversion thereof) or any use of this Agreement, including (i) the legal requirements within Purchaser’s jurisdiction for the purchase of the Securities and the Additional Notes (and securities issuable upon conversion thereof), (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Purchaser’s subscription and payment for, and Purchaser’s continued beneficial ownership of, the Securities and the Additional Notes (and securities issuable on conversion thereof) will not violate any applicable securities or other laws of Purchaser’s jurisdiction.
     4. Covenants of the Company.  The Company hereby covenants and agrees as follows:
          4.1 Subsidiary Business Plan.  The Company has incorporated a wholly owned (either directly or indirectly through another subsidiary of the Company) subsidiary of the Company in Singapore (the “Subsidiary”). Unless prohibited by applicable law, or unless the Company and the Purchaser otherwise agree in writing, from and after incorporation of the Subsidiary, the Company shall cause the Subsidiary to use commercially reasonable efforts to conduct, its activities materially in accordance with the provisions of the business plan as established by the Board of Directors of the Subsidiary and described to the Purchaser, including the Subsidiary’s plans with respect to the BioMark II project, as may be modified as set forth in this Section 4.1 (the “Subsidiary Business Plan”); provided, however, that the Company and the Subsidiary shall have no such obligation in the event the Subsidiary does not receive a grant under the Singapore Research Incentive Scheme for Companies (“RISC”) and tax incentives from the Economic Development Board of Singapore (the “EDB”) consistent with the application submitted by the Company to the EDB. Notwithstanding any provision in this Agreement to the contrary, the Company and Purchaser agree that the Subsidiary Business Plan may only be modified by the Board of Directors of the Subsidiary.

          4.2 Subsidiary Board of Directors.  Unless the Purchaser or its affiliates (as such term is defined under Rule 12b-2 promulgated by the Commission under the Securities Exchange Act of 1934, as amended) shall fail to hold 500,000 shares of the Company’s Common Stock (on an as converted basis), the Company agrees that it will vote the voting securities of the Subsidiary now or hereafter held by the Company in such a manner as may be necessary to elect a nominee of Purchaser to the Board of Directors of the Subsidiary (the “Nominee”). The Purchaser may notify the Company in writing of an intention to remove from the Subsidiary’s Board of Directors any incumbent Nominee or notify the Company in writing of an intention to select a new Nominee. In such event the Company shall take reasonable actions necessary to facilitate such removal and election of the new Nominee to the Board of Directors of the Subsidiary.
          4.3 Affirmative Covenants.  So long as any of the Additional Notes (if issued) shall remain unpaid or unconverted or the Purchaser shall have any obligation to purchase any of the Additional Notes hereunder, the Company agrees that:
          4.4 Preservation of Existence.  It will maintain and preserve, through itself or any successor to its business, its corporate existence and its rights to transact business and will maintain and preserve, through itself or any successor to its business, such other rights, franchises and privileges as it may in good faith determine necessary or desirable in the normal course of its business and operations and the ownership of its material properties.
          4.5 Payment of Taxes.  It will pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it or upon its properties or assets prior to the date on which material penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a material lien upon any properties or assets of the Company, except to the extent such taxes, fees, assessments or governmental charges or levies, or such claims, are being contested in good faith by appropriate proceedings and are adequately reserved against in accordance with generally accepted accounting principles.
          4.6 Compliance with Laws.  It will comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority and the terms of any material indenture, contract or other instrument to which it may be a party or under which it or its properties may be bound, except to the extent failure to so comply would not have a material adverse effect on the Company’s business.
          4.7 Maintenance of Properties.  It will use commercially reasonable efforts to maintain and preserve all of its material properties, as it may in good faith determine to be necessary or useful in the proper conduct of its business, in good working order and condition in accordance with the general practice of other corporations of similar character and size, ordinary wear and tear accepted.
          4.8 Government Authority.  It will use commercially reasonable efforts to obtain and maintain all authorizations, consents, filings, exemptions, registrations and other governmental approvals necessary in connection with the execution, delivery and performance of this Agreement, the consummation of the transactions contemplated hereby or the operation and conduct of its business and ownership of its properties, except to the extent such failure to obtain or maintain would not have a material adverse effect on the Company’s business or financial condition or its ability to deliver or perform under this Agreement or consummate the transactions contemplated hereby.
          4.9 Opinion of Company Counsel.  Contemporaneously with the execution and delivery of this Agreement, the Purchaser will receive from Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Company, an opinion, dated as of the date of this Agreement, in the form attached hereto as Exhibit F (the “Legal Opinion”), relating to the sale and issuance of the First Note pursuant to this Agreement.
     5. Covenants of the Purchaser.  The Purchaser hereby covenants and agrees as follows:
          5.1 Transfers.  Purchaser shall be bound by the restrictions on transfer of the Securities as set forth in the applicable Additional Note. Any permitted purchaser, assignee, transferee or pledgee of securities issued on conversion of the applicable Additional Note shall agree in writing to take and hold such securities subject to and upon the conditions set forth in the this Agreement, the applicable Additional Note, the Investor Rights Agreement, and the Voting Agreement, as each may be amended from time to time.
          5.2 Additional Convertible Promissory Notes.
               (a) Purchaser’s Obligation to Purchase. In the event that the First Note is converted as set forth in the First Note, the Purchaser shall, at the Company’s election, purchase the Second Note in the principal amount of US$5,000,000 (the “Additional Note Principal”) in accordance with Section 5.2(b), and in the event the Second Note is converted as set forth in the Second Note, the Purchaser shall, at the Company’s election, purchase the Third Note in the principal amount equal to the Additional Note Principal in accordance with Section 5.2(b).
               (b) Additional Notes Procedure. Subject to Section 5.2(a), the Company may exercise its option to require the Purchaser to purchase the (i) Second Note at any time within 45 days following the conversion of the First Note and (ii) the Third Note at any time within 45 days following the conversion of the Second Note by giving Purchaser written notice thereof (the “Election Notice”). The Election Notice shall state that the Company has elected to require the Purchaser to purchase the Second Note or the Third Note, as the case may require, and shall indicate the date, time and location of the closing of the purchase and sale of the Second Note or the Third Note, as the case may require (each, an “Additional Note Closing”), which shall occur no sooner than 28 days or later than 50 days after the date of the Election Notice.
               (c) Closing of Subsequent Purchase. At an Additional Note Closing, the Company shall deliver to the Purchaser the Second Note, or the Third Note, as the case may require, and a duly executed Compliance Certificate in substantially the form attached hereto as Exhibit D. At an Additional Note Closing, the Purchaser shall deliver to the Company (i) the Additional Note Principal by check or wire transfer and (ii) the Investment Representation Statement, duly executed by Purchaser.

               (d) Effect of Change in Series E Preferred Stock on Additional Notes. The forms of any then-unissued Additional Notes attached hereto as Exhibits A, B, and C shall be modified upon the happening of certain events as follows:
                    (i) In the event the Company should at any time prior to the First Note Closing or an Additional Note Closing split or subdivide the outstanding shares of its Series E Preferred Stock (or other securities that would be issuable upon conversion of any then-unissued Additional Note) or issue additional shares of Series E Preferred Stock (or other securities that would be issuable upon conversion of any then-unissued Additional Note) to the holders thereof as a dividend or make any other distribution payable in additional shares of Series E Preferred Stock (or other securities that would be issuable upon conversion of any then-unissued Additional Note) to the holders thereof without payment of any consideration by such holder for the additional shares of Series E Preferred Stock (or such other securities), then, as of the date of such dividend, distribution, split or subdivision, the Conversion Price as set forth in the form of Additional Note shall be appropriately decreased so that the number of shares of Series E Preferred Stock or other securities issuable upon conversion of the Additional Note shall be increased in proportion to such increase of outstanding shares of Series E Preferred Stock or other securities issuable upon conversion of the Additional Note, as applicable. If the number of shares of Series E Preferred Stock (or other securities that would be issuable upon conversion of any then-unissued Additional Note) outstanding at any time prior to the First Note Closing or an Additional Note Closing is decreased by a combination of the outstanding shares of Series E Preferred Stock (or such other securities), then, following the record date of such combination, the Conversion Price set forth in the form of Additional Note shall be appropriately increased so that the number of shares of Series E Preferred Stock or other securities issuable upon conversion of the Additional Note shall be decreased in proportion to such decrease in outstanding shares of Series E Preferred Stock or other securities issuable upon conversion of the Additional Note, as applicable.
                    (ii) In case of any reclassification, capital reorganization, or change in the Series E Preferred Stock (or other securities that would be issuable upon conversion of any then-unissued Additional Note) of the Company prior to the First Note Closing or an Additional Note Closing, including conversion of such shares pursuant to the Company’s Articles of Incorporation then in effect (other than as a result of a split, subdivision, combination, or stock dividend provided for in Section 5.2(d)(i)), then appropriate adjustment shall be made to the Conversion Price and kind of securities or other property issuable upon conversion of the form of Additional Note so that the Additional Note if purchased shall be convertible upon the terms set forth therein as of the date of such First Note Closing or Additional Note Closing, as applicable, into the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Series E Preferred Stock or other securities as would be issuable on conversion of the Additional Note as of the First Note Closing or such Additional Note Closing, as the case may require.
                    (iii) If at any time prior to the First Note Closing or an Additional Note Closing, as the case may require, there shall be an acquisition of the Company by merger, consolidation or otherwise where the Company is not the surviving corporation or as a result of which all of the outstanding capital stock of the Company is exchanged for capital stock of another corporation, then, as a part of such acquisition, the Conversion Price and kind of securities issuable upon conversion of the form of Additional Note shall be appropriately adjusted so that if such Additional Note is purchased such Additional Note shall initially be convertible into, the number of shares of stock or other securities or property of the surviving or successor corporation resulting from such acquisition (or the corporation the capital stock of which is issued in exchange for the capital stock of the Company), to which a holder of the securities that would be issuable upon conversion of such Additional Note would have been entitled in such acquisition if such Additional Note had been converted immediately before such acquisition.
               (e) Transfer. In the event that the Company issues any of the Additional Notes to the Purchaser, each issued Additional Note and any securities issued on conversion thereof (including securities issued on conversion of such securities) shall be subject to Section 4.1 of this Agreement, the Investment Representation Statement and the restrictions on transfer set forth in such Additional Note.
     6. Termination.  This Agreement shall terminate and shall be of no further force or effect at such time as (i) the Company has paid to Purchaser in cash, by check or by wire transfer the principal amount and accrued interest owing under all outstanding Additional Notes or all outstanding Additional Notes have been converted into Note Shares in accordance with their Terms and (ii) the Company has no further right to require the Purchaser to purchase any Additional Notes pursuant to this Agreement; provided, however, that in the event of the conversion of any of the Additional Notes, Section 12 of each such Additional Note, and Section 3, Section 5.1 and Section 8 hereof shall survive such termination.
     7. Miscellaneous.
          7.1 Governing Law.  This Agreement and the Additional Notes (if issued) shall in all respects be governed by and construed and enforced in accordance with the laws of the State of California, without reference to the conflicts of law provisions thereof.
          7.2 California Corporate Securities Law.  THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT AND RECEIPT OF ANY PART OF THE CONSIDERATION THEREFROM PRIOR TO SUCH REGISTRATION IS UNLAWFUL UNLESS AN EXEMPTION FROM SUCH QUALIFICATION IS AVAILABLE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON REGISTRATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
          7.3 Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby.

          7.4 Successors and Assigns.  Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto; provided, however, that the covenants and agreements of the Company set forth in Section 4 and the obligation of the Purchaser to purchase the Additional Notes as set forth in Section 1.1 and Section 5.2 shall not be assigned or transferred by Purchaser by operation of law or otherwise without the prior written consent of the Company.
          7.5 Entire Agreement; Amendment.  This Agreement (including its exhibits), the Schedule of Exceptions, the Business Plan, and the Additional Notes constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.
          7.6 Notices, etc.  Any notice, request, other communication, or payment required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally or by facsimile, or by recognized overnight courier service, or five days after deposit, if deposited in the United States mail for mailing by registered or certified mail, postage prepaid, and addressed as follows:

If to Purchaser:	Biomedical Sciences Investment Fund Pte Ltd
20 Biopolis Way
#09-01 Centros
Singapore 138668
Attention: Chu Swee Yeok
Tel: 65-6336-2288
Fax: 65-6334-8478

If to the Company:	Fluidigm Corporation
7100 Shoreline Court
South San Francisco, California 94080
Attention: Chief Executive Officer
Tel: (650) 266-6000
Fax: (650) 871-7195

with a copy to:	Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Ken Clark and Robert Kornegay
Tel: (650) 493-9300
Fax: (650) 493-6811

     Each of the above addressees may change its address or facsimile number for purposes of this paragraph by giving to the other addressee notice of such new address in conformity with this paragraph.
          7.7 Counterparts; Facsimile.  This Agreement may be executed in counterparts, each of which shall be enforceable against the party or parties actually executing such counterparts, and all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature.
          7.8 Severability.  In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.
          7.9 Expenses.  Except as set forth in the Purchase Agreement, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution and delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, or any of the Additional Notes, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary distributions in addition to any other relief to which such party may be entitled.
          7.10 Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.
          7.11 Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING (WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATED TO THIS AGREEMENT.
          7.12 Jurisdiction; Venue.  The parties hereto agree to submit to the jurisdiction of and venue in the federal and state courts of San Mateo County, California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers, and other relations between the parties arising under this Agreement.
          7.13 Currency.  Any reference to “dollars” or “$” in this Agreement shall refer to the lawful currency of the United States of America.
[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

     IN WITNESS WHEREOF, the parties have caused this Convertible Note Purchase Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first written above.

COMPANY: Fluidigm Corporation
By:	/s/ Gajus V. Worthington
Gajus V. Worthington
Chief Executive Officer

PURCHASER:

Biomedical Sciences Investment Fund Pte Ltd

By:	/s/ Chu Swee Yeok

Print Name:	Chu Swee Yeok

Title:	Director
[SIGNATURE PAGE TO CONVERTIBLE NOTE PURCHASE AGREEMENT]

EXHIBIT A

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), OR OTHER EVIDENCE, REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE MAY ONLY BE TRANSFERRED UPON THE TERMS AND CONDITIONS CONTAINED IN THE NOTE AND IN AN AGREEMENT BETWEEN HOLDER AND THE COMPANY
Fluidigm Corporation
a California corporation
CONVERTIBLE PROMISSORY NOTE
NOTE NUMBER E-1

US$5,000,000	August ___, 2006
South San Francisco, California
     1. Principal and Interest. Fluidigm Corporation (the “Company”), a California corporation, for value received, hereby promises to pay to the order of Biomedical Sciences Investment Fund Pte Ltd (the “Holder”) in lawful money of the United States of America, the principal amount of Five Million Dollars (US$5,000,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 8.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, compounded annually.
     This Convertible Promissory Note (“Note”) is the first Note issued pursuant to that certain Convertible Note Purchase Agreement dated August ___, 2006 (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Holder. Unless defined herein, capitalized terms shall have the same meanings ascribed to them in the Note Purchase Agreement.
     Unless converted in accordance with Section 3, this Note shall become due and payable as to both accrued interest and principal on the Payment Date (as defined in Section 3). This Note may be prepaid by Company at any time after January 31, 2007, in accordance with the terms of Section 2 of this Note. Upon payment in full of all principal and interest payable hereunder (including upon any conversion), this Note shall be surrendered to the Company for cancellation. All payments hereon shall be applied first to accrued interest and second to the reduction of principal.

     2. Prepayment of Note. At any time after January 31, 2007, upon five days prior written notice to Holder (the “Prepayment Notice”), the Company may prepay this Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. In the event that the Holder desires to avoid prepayment of the Note by the Company, the Holder must within five days of its receipt of the Prepayment Notice deliver to the Company the Conversion Notice pursuant to Section 3(c)(iii) electing to convert this Note, in which case this Note will not be prepaid as provided in the Prepayment Notice and will instead be converted into shares of Series E Preferred Stock of the Company in accordance with Section 3 of this Note.
     3. Conversion.
          (a) Conversion Events. Upon the earlier to occur of (i) an Initial Public Offering (as defined below) or (ii) satisfaction of each of the Milestones (as defined below) (either, a “Conversion Event”), all of the then outstanding principal and accrued interest owing under this Note shall convert into that number of shares of Series E Preferred Stock of the Company determined by dividing (i) the aggregate principal and accrued interest owing under this Note as of the date of such Conversion Event by (ii) the Conversion Price (as defined below). Notwithstanding the foregoing, by complying with Section 3(c)(iii) hereof, the Holder may at any time earlier elect to convert this Note into that number of shares of Series E Preferred Stock determined by dividing (i) the aggregate principal and accrued interest owing under this Note as of the date of the Conversion Notice (as defined in Section 3(c)(iii)) by (ii) the Conversion Price (as defined below).
          (b) Definitions. For purposes of this Note, the following terms shall have the following meanings:
               (i) The term “Change of Control Transaction” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of transactions continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Corporation.
               (ii) The term “Conversion Price” shall mean US$3.60, subject to adjustment as set forth in Section 5 below.
               (iii) The term “Initial Public Offering” shall mean the first sale of securities of the Company pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) after or in connection with which the outstanding shares of Preferred Stock of the

Company have been converted into Common Stock pursuant to the Company’s then existing Articles of Incorporation or otherwise.
               (iv) Unless otherwise agreed in writing between the Company and the Holder, the term “Milestones” shall mean satisfaction of the following:
                    (1) The Company will have an approved System Architecture for a BioMark II Chip Loader, as demonstrated by a System Architecture approval form duly signed-off. The approval is typically characterized by the completion of the Product Marketing Specifications and the Product Development Plan (including Budget and Staffing Plans), as well as the development of working breadboards for critical subsystems;
                    (2) This approved System Architecture will have been reviewed with at least three prospective early adopter customers; and
                    (3) The Subsidiary will have hired four (4) Research and Development Engineers in conjunction with the BioMark II project. These new employees shall have received training by the Company at its headquarters (or such other facility as may be necessary or appropriate) in accordance with the position and job function of each such employee.
               (v) The term “Payment Date” shall mean [INSERT DATE TWO YEARS FROM DATE OF NOTE] or such later date as may be mutually agreed in writing by Holder and the Company.
          (c) Conversion Procedure.
               (i) Conversion in Connection with Initial Public Offering. Upon the occurrence of an Initial Public Offering as set forth in Section 3(a), this Note shall convert automatically without further action on the part of the Holder hereof. Written notice shall be delivered to Holder at the address last shown on the records of Company for Holder or given by Holder to Company for the purpose of notice notifying Holder of the conversion effected or to be effected, specifying the Conversion Price, the date on which such conversion occurred or is expected to occur and calling upon such Holder to surrender to Company, in the manner and at the place designated, the Note.
               (ii) Conversion in Connection with Satisfaction of Milestones. If the Company reasonably believes that it has satisfied all of the Milestones, it may send written notice thereof (the “Milestone Completion Notice”) to the Holder (at the address last shown on the records of the Company for the Holder or given by Holder to Company for the purpose of notice) specifying the Conversion Price, the date on which the Company reasonably believes all of the Milestones were satisfied (the “Notified Milestone Completion Date”), together with a duly executed compliance certificate dated as of the Notified Milestone Completion Date substantially in the form attached hereto as Exhibit A (the “Compliance Certificate”), and calling upon Holder to surrender to the Company the Note. In the event that the Holder reasonably believes that any of (i) the Milestones have not been satisfied or (ii) the representations and warranties made in the Compliance Certificate are inaccurate in any material respect, the Holder may provide written notice (the “Milestone

Response Notice”) to the Company of such disagreement and/or inaccuracy within 30 days of its receipt of the Milestone Completion Notice. The Milestone Response Notice shall specify in reasonable detail the reasons for such disagreement and/or basis for belief that any of the representations and warranties made in the Compliance Certificate are inaccurate and shall be accompanied by reasonably available support documentation evidencing the basis for such disagreement or belief. If the Holder shall fail to provide the Milestone Response Notice within such time period, the Milestones shall be deemed satisfied as of the Notified Milestone Completion Date and this Note shall be automatically converted as set forth in Section 3(a). If the Holder shall have timely provided the Milestone Response Notice, the Company and the Holder shall in good faith attempt to resolve their disagreement as to the satisfaction of the Milestones and/or the accuracy of the representations and warranties in the Compliance Certificate. If the Company and Holder are unable to resolve their disagreement within 30 days of the Company’s receipt of the Milestone Response Notice, the Company may pay to the Holder the principal and interest owing under this Note as of the Notified Milestone Completion Date (in which case the Note shall be cancelled and surrendered) or may pursue any other remedy that may be available to it under applicable law.
               (iii) Elective Conversion. If the Holder wishes to voluntarily convert this Note as set forth in Section 3(a) hereof prior to a Conversion Event, the Holder shall surrender this Note to the Company and provide the Company with a written notice (the “Conversion Notice”) to that effect.
               (iv) Certificate; Time of Conversion. Upon conversion of this Note, the Holder shall promptly surrender this Note, duly endorsed, at the principal office of Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by this Note and the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to Company), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 3(d). Any such conversion of this Note shall be deemed to have been made immediately prior to the Conversion Event as described in Section 3(a) (or in the case of delivery of the Conversion Notice as set forth in Section 3(c)(iii), upon the Company’s receipt of such Conversion Notice); provided, however, the Holder shall not be deemed a record holder of such shares or a purchaser of such shares until the Holder has delivered the Note for conversion. On and after such date, the Holder shall be treated as a purchaser of such shares under the Note Purchase Agreement and shall be bound by the applicable terms of this Note and Note Purchase Agreement.
          (d) Fractional Shares. No fractional shares will be issued upon any conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash that amount of the unconverted principal and interest balance of this Note.
          (e) Reservation of Shares. The Company will at all times reserve and keep available out of its authorized but unissued shares or shares held in treasury, sufficient shares of Series E Preferred Stock or other securities to permit the full conversion of the outstanding principal and interest of this Note pursuant to the terms of this Note. In the event the Company shall have insufficient shares of Series E Preferred Stock or other securities to permit the full conversion of the outstanding principal and accrued interest of this Note pursuant to the terms hereof, the Company hereby covenants and agrees that the Company shall use its commercially reasonable efforts to seek board and shareholder approval of an amendment to the Company’s Articles of Incorporation in order to authorize an increase in the number of authorized shares of Series E Preferred Stock or other securities of the Company in a sufficient amount so that the aggregate number of shares of Series E Preferred Stock or other securities issuable upon conversion of this Note will then be authorized and available for issuance.
     4. Change of Control Transaction. The Company shall provide the Holder with 15 days written notice of the closing of a Change of Control Transaction, specifying in reasonable detail the terms of such Change of Control Transaction. If the Holder shall not have voluntarily elected to convert this Note as set forth in Section 3(c)(iii) within such 15 day period, the Company may prepay the entire principal amount and interest owing under this Note as of the date of such prepayment. The Holder shall thereafter promptly return the Note to the Company for cancellation.
     5. Change in Series E Preferred Stock.
          (a) Split, Subdivision or Combination of Series E Preferred Stock. In the event the Company should at any time or from time to time after the date of issuance hereof split or subdivide the outstanding shares of its Series E Preferred Stock (or other securities issuable upon conversion of this Note) or issue additional shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note) to the holders thereof as a dividend or make any other distribution payable in additional shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note) to the holders thereof without payment of any consideration by such holder for the additional shares of Series E Preferred Stock (or such other securities), then, as of the date of such dividend, distribution, split or subdivision, the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Series E Preferred Stock or other securities issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares of Series E Preferred Stock or other securities issuable upon conversion of this Note, as applicable. If the number of shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note) outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note), then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Series E Preferred Stock or other securities issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares of Series E Preferred Stock or other securities issuable upon conversion of this Note, as applicable.
          (b) Reclassification etc. In case of any reclassification, capital reorganization, or change in the Series E Preferred Stock (or other securities issuable upon conversion of this Note) of the Company, including conversion of such shares pursuant to the Company’s Articles of Incorporation then in effect (other than as a result of a split, subdivision, combination, or stock dividend provided for in Section 5(a) above), then appropriate adjustment shall be made to the Conversion Price and kind of securities or other property issuable upon conversion of this Note so that this Note shall be convertible upon the terms set forth herein into the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Series E Preferred Stock or other securities as are issuable on conversion of this Note.
          (c) Merger or Consolidation. Other than a Change of Control Transaction in connection with which this Note has been converted or prepaid, if at any time there shall be an acquisition of the Company by merger, consolidation or otherwise where the Company is not the surviving corporation or as a result of which all of the outstanding capital stock of the Company is exchanged for capital stock of another corporation, then, as a part of such acquisition, the Conversion Price and kind of securities issuable upon conversion hereof shall be appropriately adjusted so that the Holder shall receive upon conversion of this Note, the number of shares of stock or other securities or property of the surviving or successor corporation resulting from such acquisition (or the corporation the capital stock of which is issued in exchange for the capital stock of the Company), to which a holder of the securities issuable upon conversion of this Note would have been entitled in such acquisition if this Note had been converted immediately before such acquisition.
     6. Payment Due Date. If not previously converted into shares of Series E Preferred Stock pursuant to Section 3 hereof and if not sooner prepaid by the Company pursuant to Section 2 hereof or accelerated and declared due and owing by the Holder pursuant to Section 7 hereof, the principal amount and any accrued interest due thereon then outstanding under this Note will become due and payable on the Payment Date.
     7. Default. The Company shall be deemed to be in default under this Note in the event (i) the Company shall fail to materially perform any covenant or agreement of the Company contained in Section 4 of the Note Purchase Agreement for a period of 30 days after written notice of such failure from Holder; (ii) the Company shall have failed to make payment of principal or interest due on the Note when such principal and interest becomes due; or (iii) the Company shall commence, whether voluntarily or involuntarily a case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it. In the case of an event of default, the Holder may, by written notice to the Company, declare the unpaid principal amount of this Note, all interest accrued and unpaid hereon, and all other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest, or further notice of any kind, as well as enforce all other rights and remedies available to the Holder under applicable law.
     8. Notices. Any notice, request, other communication, or payment required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally by facsimile, or by recognized overnight courier service, or five days after deposit, if deposited in the United States mail for mailing by registered or certified mail, postage prepaid, and addressed as follows:

If to Holder:	Biomedical Sciences Investment Fund Pte Ltd
20 Biopolis Way
#09-01 Centros
Singapore 138668
Attention: Chu Swee Yeok
Tel: 65-6336-2288
Fax: 65-6334-8478

If to the Company:	Fluidigm Corporation
7100 Shoreline Court
South San Francisco, California 94080
Attention: Chief Executive Officer
Tel: (650) 266-6000
Fax: (650) 871-7195

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Ken Clark and Robert Kornegay
Tel: (650) 493-9300
Fax: (650) 493-6811
     Each of the above addressees may change its address or facsimile number for purposes of this paragraph by giving to the other addressee notice of such new address in conformity with this paragraph.
     9. Amendments. This Note may be amended and any provision hereof waived with the consent of the Company and the Holder.
     10. No Rights as Shareholder. Nothing in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company until, and only to the extent that, this Note shall have been converted.
     11. Successors and Assigns. Subject to the restrictions on transfer described in Section 12 and in the Note Purchase Agreement, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
     12. Transfer of Note and Securities Issuable on Conversion Hereof. Prior to the conversion of this Note, this Note (or the underlying securities issuable upon conversion hereof) may not be sold, assigned, transferred, pledged or otherwise disposed of by the Holder, in whole or in part, without the prior written consent of the Company. With respect to any sale, assignment, transfer, pledge or other disposition of the securities into which this Note may be converted after conversion of this Note, the Holder may only transfer such securities pursuant to, and on the conditions set forth in that certain Eighth Amended and Restated Investor Rights Agreement dated June 13, 2006 between the Company and certain investors in the Company (including Holder), as may be amended from time to time (the “Rights Agreement”). The Holder shall cause any proposed purchaser, assignee, transferee or pledgee of such securities to agree in writing to take and hold such securities subject to and upon the conditions specified in this Note, the Note Purchase Agreement, and the Rights Agreement, including, without limitation, Sections 1.2, 1.3, 1.4, and 1.14 of the Rights Agreement.
     13. Highest Lawful Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together will all fees, charges, and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve, or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Holder in connection with this Note under applicable law. In accordance with this section, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of principal then outstanding.
     14. Miscellaneous. The Company agrees to pay on demand all of the losses, costs, and expenses (including, without limitation, attorneys’ fees and disbursements) which the Holder incurs in connection with enforcement of this Note, or the protection or preservation of the Holder’s rights under this Note, whether by judicial proceeding or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation, or similar proceedings. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest, and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. Any reference to “dollars” or “$” in this Note shall refer to the lawful money of the United States of America.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized as of the date first above written.

Dated: August ______, 2006	Fluidigm Corporation a California corporation

By:

Name:

Title:

Acknowledged and Agreed:
Holder

Biomedical Sciences Investment Fund Pte Ltd

By:

Name:

Title:

[Convertible Promissory Note Signature Page]

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE

EXHIBIT B

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), OR OTHER EVIDENCE, REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE MAY ONLY BE TRANSFERRED UPON THE TERMS AND CONDITIONS CONTAINED IN THE NOTE AND IN AN AGREEMENT BETWEEN HOLDER AND THE COMPANY
Fluidigm Corporation
a California corporation
CONVERTIBLE PROMISSORY NOTE
NOTE NUMBER E-2

US$5,000,000	______ ___, 20___
South San Francisco, California
     1. Principal and Interest. Fluidigm Corporation (the “Company”), a California corporation, for value received, hereby promises to pay to the order of Biomedical Sciences Investment Fund Pte Ltd (the “Holder”) in lawful money of the United States of America, the principal amount of Five Million Dollars (US$5,000,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 8.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, compounded annually.
     This Convertible Promissory Note (“Note”) is the second Note issued pursuant to that certain Convertible Note Purchase Agreement dated August ___, 2006 (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Holder. Unless defined herein, capitalized terms shall have the same meanings ascribed to them in the Note Purchase Agreement.
     Unless converted in accordance with Section 3, this Note shall become due and payable as to both accrued interest and principal on the Payment Date (as defined in Section 3). This Note may be prepaid by Company at any time, in accordance with the terms of Section 2 of this Note. Upon payment in full of all principal and interest payable hereunder (including upon any conversion), this Note shall be surrendered to the Company for cancellation. All payments hereon shall be applied first to accrued interest and second to the reduction of principal.

     2. Prepayment of Note. Upon five days prior written notice to Holder (the “Prepayment Notice”), the Company may prepay this Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. In the event that the Holder desires to avoid prepayment of the Note by the Company, the Holder must within five days of its receipt of the Prepayment Notice deliver to the Company the Conversion Notice pursuant to Section 3(c)(iii) electing to convert this Note, in which case this Note will not be prepaid as provided in the Prepayment Notice and will instead be converted into shares of Series E Preferred Stock of the Company in accordance with Section 3 of this Note.
     3. Conversion.
          (a) Conversion Events. Upon the earlier to occur of (i) an Initial Public Offering (as defined below) or (ii) satisfaction of each of the Milestones (as defined below) (either, a “Conversion Event”), all of the then outstanding principal and accrued interest owing under this Note shall convert into that number of shares of Series E Preferred Stock of the Company determined by dividing (i) the aggregate principal and accrued interest owing under this Note as of the date of such Conversion Event by (ii) the Conversion Price (as defined below). Notwithstanding the foregoing, by complying with Section 3(c)(iii) hereof, the Holder may at any time earlier elect to convert this Note into that number of shares of Series E Preferred Stock determined by dividing (i) the aggregate principal and accrued interest owing under this Note as of the date of the Conversion Notice (as defined in Section 3(c)(iii)) by (ii) the Conversion Price (as defined below).
          (b) Definitions. For purposes of this Note, the following terms shall have the following meanings:
               (i) The term “Change of Control Transaction” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of transactions continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Corporation.
               (ii) The term “Conversion Price” shall mean US$3.60, subject to adjustment as set forth in Section 5 below.
               (iii) The term “Initial Public Offering” shall mean the first sale of securities of the Company pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) after or in connection with which the outstanding shares of Preferred Stock of the

Company have been converted into Common Stock pursuant to the Company’s then existing Articles of Incorporation or otherwise.
               (iv) Unless otherwise agreed in writing between the Company and the Holder, the term “Milestones” shall mean satisfaction of the following:
                    (1) The Company will have an approved System Architecture for a BioMark II Endpoint Reader, as demonstrated by a System Architecture approval form duly signed-off. The approval is typically characterized by the completion of the Product Marketing Specifications and the Product Development Plan (including Budget and Staffing Plans), as well as the development of working breadboards for critical subsystems;
                    (2) This approved System Architecture will have been represented to at least three (3) target customers; and
                    (3) The Subsidiary will have hired three (3) more Research and Development Engineers, with at least one (1) being a Software Engineer, in conjunction with the BioMark II project (i.e., 7 total hires based on the satisfaction of the Milestones in the First Note and the Milestones in this Second Note). These new employees shall have received training by the Company at its headquarters (or such other facility as may be necessary or appropriate) in accordance with the position and job function of each such employee.
               (v) The term “Payment Date” shall mean [INSERT DATE TWO YEARS FROM DATE OF NOTE] or such later date as may be mutually agreed in writing by Holder and the Company.
          (c) Conversion Procedure.
               (i) Conversion in Connection with Initial Public Offering. Upon the occurrence of an Initial Public Offering as set forth in Section 3(a), this Note shall convert automatically without further action on the part of the Holder hereof. Written notice shall be delivered to Holder at the address last shown on the records of Company for Holder or given by Holder to Company for the purpose of notice notifying Holder of the conversion effected or to be effected, specifying the Conversion Price, the date on which such conversion occurred or is expected to occur and calling upon such Holder to surrender to Company, in the manner and at the place designated, the Note.
               (ii) Conversion in Connection with Satisfaction of Milestones. If the Company reasonably believes that it has satisfied all of the Milestones, it may send written notice thereof (the “Milestone Completion Notice”) to the Holder (at the address last shown on the records of the Company for the Holder or given by Holder to Company for the purpose of notice) specifying the Conversion Price, the date on which the Company reasonably believes all of the Milestones were satisfied (the “Notified Milestone Completion Date”), together with a duly executed compliance certificate dated as of the Notified Milestone Completion Date substantially in the form attached hereto as Exhibit A (the “Compliance Certificate”), and calling upon Holder to surrender to the Company the Note. In the event that the Holder reasonably believes that any of (i) the Milestones have not been satisfied or (ii) the representations and warranties made in the Compliance Certificate are inaccurate in any material respect, the Holder may provide written notice (the “Milestone

Response Notice”) to the Company of such disagreement and/or inaccuracy within 30 days of its receipt of the Milestone Completion Notice. The Milestone Response Notice shall specify in reasonable detail the reasons for such disagreement and/or basis for belief that any of the representations and warranties made in the Compliance Certificate are inaccurate and shall be accompanied by reasonably available support documentation evidencing the basis for such disagreement or belief. If the Holder shall fail to provide the Milestone Response Notice within such time period, the Milestones shall be deemed satisfied as of the Notified Milestone Completion Date and this Note shall be automatically converted as set forth in Section 3(a). If the Holder shall have timely provided the Milestone Response Notice, the Company and the Holder shall in good faith attempt to resolve their disagreement as to the satisfaction of the Milestones and/or the accuracy of the representations and warranties in the Compliance Certificate. If the Company and Holder are unable to resolve their disagreement within 30 days of the Company’s receipt of the Milestone Response Notice, the Company may pay to the Holder the principal and interest owing under this Note as of the Notified Milestone Completion Date (in which case the Note shall be cancelled and surrendered) or may pursue any other remedy that may be available to it under applicable law.
               (iii) Elective Conversion. If the Holder wishes to voluntarily convert this Note as set forth in Section 3(a) hereof prior to a Conversion Event, the Holder shall surrender this Note to the Company and provide the Company with a written notice (the “Conversion Notice”) to that effect.
               (iv) Certificate; Time of Conversion. Upon conversion of this Note, the Holder shall promptly surrender this Note, duly endorsed, at the principal office of Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by this Note and the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to Company), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 3(d). Any such conversion of this Note shall be deemed to have been made immediately prior to the Conversion Event as described in Section 3(a) (or in the case of delivery of the Conversion Notice as set forth in Section 3(c)(iii), upon the Company’s receipt of such Conversion Notice); provided, however, the Holder shall not be deemed a record holder of such shares or a purchaser of such shares until the Holder has delivered the Note for conversion. On and after such date, the Holder shall be treated as a purchaser of such shares under the Note Purchase Agreement and shall be bound by the applicable terms of this Note and Note Purchase Agreement.
          (d) Fractional Shares. No fractional shares will be issued upon any conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash that amount of the unconverted principal and interest balance of this Note.
          (e) Reservation of Shares. The Company will at all times reserve and keep available out of its authorized but unissued shares or shares held in treasury, sufficient shares of Series E Preferred Stock or other securities to permit the full conversion of the outstanding principal and interest of this Note pursuant to the terms of this Note. In the event the Company shall have insufficient shares of Series E Preferred Stock or other securities to permit the full conversion of the outstanding principal and accrued interest of this Note pursuant to the terms hereof, the Company hereby covenants and agrees that the Company shall use its commercially reasonable efforts to seek board and shareholder approval of an amendment to the Company’s Articles of Incorporation in order to authorize an increase in the number of authorized shares of Series E Preferred Stock or other securities of the Company in a sufficient amount so that the aggregate number of shares of Series E Preferred Stock or other securities issuable upon conversion of this Note will then be authorized and available for issuance.
     4. Change of Control Transaction. The Company shall provide the Holder with 15 days written notice of the closing of a Change of Control Transaction, specifying in reasonable detail the terms of such Change of Control Transaction. If the Holder shall not have voluntarily elected to convert this Note as set forth in Section 3(c)(iii) within such 15 day period, the Company may prepay the entire principal amount and interest owing under this Note as of the date of such prepayment. The Holder shall thereafter promptly return the Note to the Company for cancellation.
     5. Change in Series E Preferred Stock.
          (a) Split, Subdivision or Combination of Series E Preferred Stock. In the event the Company should at any time or from time to time after the date of issuance hereof split or subdivide the outstanding shares of its Series E Preferred Stock (or other securities issuable upon conversion of this Note) or issue additional shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note) to the holders thereof as a dividend or make any other distribution payable in additional shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note) to the holders thereof without payment of any consideration by such holder for the additional shares of Series E Preferred Stock (or such other securities), then, as of the date of such dividend, distribution, split or subdivision, the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Series E Preferred Stock or other securities issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares of Series E Preferred Stock or other securities issuable upon conversion of this Note, as applicable. If the number of shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note) outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note), then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Series E Preferred Stock or other securities issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares of Series E Preferred Stock or other securities issuable upon conversion of this Note, as applicable.
          (b) Reclassification etc. In case of any reclassification, capital reorganization, or change in the Series E Preferred Stock (or other securities issuable upon conversion of this Note) of the Company, including conversion of such shares pursuant to the Company’s Articles of Incorporation then in effect (other than as a result of a split, subdivision, combination, or stock dividend provided for in Section 5(a) above), then appropriate adjustment shall be made to the Conversion Price and kind of securities or other property issuable upon conversion of this Note so that this Note shall be convertible upon the terms set forth herein into the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Series E Preferred Stock or other securities as are issuable on conversion of this Note.
          (c) Merger or Consolidation. Other than a Change of Control Transaction in connection with which this Note has been converted or prepaid, if at any time there shall be an acquisition of the Company by merger, consolidation or otherwise where the Company is not the surviving corporation or as a result of which all of the outstanding capital stock of the Company is exchanged for capital stock of another corporation, then, as a part of such acquisition, the Conversion Price and kind of securities issuable upon conversion hereof shall be appropriately adjusted so that the Holder shall receive upon conversion of this Note, the number of shares of stock or other securities or property of the surviving or successor corporation resulting from such acquisition (or the corporation the capital stock of which is issued in exchange for the capital stock of the Company), to which a holder of the securities issuable upon conversion of this Note would have been entitled in such acquisition if this Note had been converted immediately before such acquisition.
     6. Payment Due Date. If not previously converted into shares of Series E Preferred Stock pursuant to Section 3 hereof and if not sooner prepaid by the Company pursuant to Section 2 hereof or accelerated and declared due and owing by the Holder pursuant to Section 7 hereof, the principal amount and any accrued interest due thereon then outstanding under this Note will become due and payable on the Payment Date.
     7. Default. The Company shall be deemed to be in default under this Note in the event (i) the Company shall fail to materially perform any covenant or agreement of the Company contained in Section 4 of the Note Purchase Agreement for a period of 30 days after written notice of such failure from Holder; (ii) the Company shall have failed to make payment of principal or interest due on the Note when such principal and interest becomes due; or (iii) the Company shall commence, whether voluntarily or involuntarily a case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it. In the case of an event of default, the Holder may, by written notice to the Company, declare the unpaid principal amount of this Note, all interest accrued and unpaid hereon, and all other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest, or further notice of any kind, as well as enforce all other rights and remedies available to the Holder under applicable law.
     8. Notices. Any notice, request, other communication, or payment required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally by facsimile, or by recognized overnight courier service, or five days after deposit, if deposited in the United States mail for mailing by registered or certified mail, postage prepaid, and addressed as follows:

If to Holder:	Biomedical Sciences Investment Fund Pte Ltd
20 Biopolis Way
#09-01 Centros
Singapore 138668
Attention: Chu Swee Yeok
Tel: 65-6336-2288
Fax: 65-6334-8478

If to the Company:	Fluidigm Corporation
7100 Shoreline Court
South San Francisco, California 94080
Attention: Chief Executive Officer
Tel: (650) 266-6000
Fax: (650) 871-7195

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Ken Clark and Robert Kornegay
Tel: (650) 493-9300
Fax: (650) 493-6811
     Each of the above addressees may change its address or facsimile number for purposes of this paragraph by giving to the other addressee notice of such new address in conformity with this paragraph.
     9. Amendments. This Note may be amended and any provision hereof waived with the consent of the Company and the Holder.
     10. No Rights as Shareholder. Nothing in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company until, and only to the extent that, this Note shall have been converted.
     11. Successors and Assigns. Subject to the restrictions on transfer described in Section 12 and in the Note Purchase Agreement, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
     12. Transfer of Note and Securities Issuable on Conversion Hereof. Prior to the conversion of this Note, this Note (or the underlying securities issuable upon conversion hereof) may not be sold, assigned, transferred, pledged or otherwise disposed of by the Holder, in whole or in part, without the prior written consent of the Company. With respect to any sale, assignment, transfer, pledge or other disposition of the securities into which this Note may be converted after conversion of this Note, the Holder may only transfer such securities pursuant to, and on the conditions set forth in that certain Eighth Amended and Restated Investor Rights Agreement dated June 13, 2006 between the Company and certain investors in the Company (including Holder), as may be amended from time to time (the “Rights Agreement”). The Holder shall cause any proposed purchaser, assignee, transferee or pledgee of such securities to agree in writing to take and hold such securities subject to and upon the conditions specified in this Note, the Note Purchase Agreement, and the Rights Agreement, including, without limitation, Sections 1.2, 1.3, 1.4, and 1.14 of the Rights Agreement.
     13. Highest Lawful Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together will all fees, charges, and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve, or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Holder in connection with this Note under applicable law. In accordance with this section, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of principal then outstanding.
     14. Miscellaneous. The Company agrees to pay on demand all of the losses, costs, and expenses (including, without limitation, attorneys’ fees and disbursements) which the Holder incurs in connection with enforcement of this Note, or the protection or preservation of the Holder’s rights under this Note, whether by judicial proceeding or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation, or similar proceedings. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest, and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. Any reference to “dollars” or “$” in this Note shall refer to the lawful money of the United States of America.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized as of the date first above written.

Dated: ______ ___, 20___	Fluidigm Corporation a California corporation

By:

Name:

Title:

Acknowledged and Agreed:
Holder

Biomedical Sciences Investment Fund Pte Ltd

By:

Name:

Title:

[Convertible Promissory Note Signature Page]

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE

EXHIBIT C

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), OR OTHER EVIDENCE, REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE MAY ONLY BE TRANSFERRED UPON THE TERMS AND CONDITIONS CONTAINED IN THE NOTE AND IN AN AGREEMENT BETWEEN HOLDER AND THE COMPANY
Fluidigm Corporation
a California corporation
CONVERTIBLE PROMISSORY NOTE
NOTE NUMBER E-3

US$5,000,000	_________ ___, 20__
South San Francisco, California
     1. Principal and Interest. Fluidigm Corporation (the “Company”), a California corporation, for value received, hereby promises to pay to the order of Biomedical Sciences Investment Fund Pte Ltd (the “Holder”) in lawful money of the United States of America, the principal amount of Five Million Dollars (US$5,000,000), or such lesser amount as shall equal the outstanding principal amount hereof, together with interest from the date of this Note on the unpaid principal balance at a rate equal to 8.00% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days, compounded annually.
     This Convertible Promissory Note (“Note”) is the third Note issued pursuant to that certain Convertible Note Purchase Agreement dated August ___, 2006 (as amended, modified or supplemented, the “Note Purchase Agreement”) between the Company and the Holder. Unless defined herein, capitalized terms shall have the same meanings ascribed to them in the Note Purchase Agreement.
     Unless converted in accordance with Section 3, this Note shall become due and payable as to both accrued interest and principal on the Payment Date (as defined in Section 3). This Note may be prepaid by Company at any time, in accordance with the terms of Section 2 of this Note. Upon payment in full of all principal and interest payable hereunder (including upon any conversion), this Note shall be surrendered to the Company for cancellation. All payments hereon shall be applied first to accrued interest and second to the reduction of principal.
[Convertible Promissory Note Signature Page]

     2. Prepayment of Note. Upon five days prior written notice to Holder (the “Prepayment Notice”), the Company may prepay this Note in whole or in part; provided that any such prepayment will be applied first to the payment of expenses due under this Note, second to interest accrued on this Note and third, if the amount of prepayment exceeds the amount of all such expenses and accrued interest, to the payment of principal of this Note. In the event that the Holder desires to avoid prepayment of the Note by the Company, the Holder must within five days of its receipt of the Prepayment Notice deliver to the Company the Conversion Notice pursuant to Section 3(c)(iii) electing to convert this Note, in which case this Note will not be prepaid as provided in the Prepayment Notice and will instead be converted into shares of Series E Preferred Stock of the Company in accordance with Section 3 of this Note.
     3. Conversion.
          (a) Conversion Events. Upon the earlier to occur of (i) an Initial Public Offering (as defined below) or (ii) satisfaction of each of the Milestones pursuant to Section 3(b)(iv) below (either, a “Conversion Event”), all of the then outstanding principal and accrued interest owing under this Note shall convert into that number of shares of Series E Preferred Stock of the Company determined by dividing (i) the aggregate principal and accrued interest owing under this Note as of the date of such Conversion Event by (ii) the Conversion Price (as defined below). Notwithstanding the foregoing, by complying with Section 3(c)(iii) hereof, the Holder may at any time earlier elect to convert this Note into that number of shares of Series E Preferred Stock determined by dividing (i) the aggregate principal and accrued interest owing under this Note as of the date of the Conversion Notice (as defined in Section 3(c)(iii)) by (ii) the Conversion Price (as defined below).
          (b) Definitions. For purposes of this Note, the following terms shall have the following meanings:
               (i) The term “Change of Control Transaction” shall mean (i) the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Corporation) other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of transactions continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; or (ii) a sale, transfer, lease or other conveyance of all or substantially all of the assets of the Corporation.
               (ii) The term “Conversion Price” shall mean US$3.60, subject to adjustment as set forth in Section 5 below.
               (iii) The term “Initial Public Offering” shall mean the first sale of securities of the Company pursuant to an effective registration statement under the Securities Act of 1933 (the “Securities Act”) after or in connection with which the outstanding shares of Preferred Stock of the

Company have been converted into Common Stock pursuant to the Company’s then existing Articles of Incorporation or otherwise.
               (iv) Unless otherwise agreed in writing between the Company and the Holder, the term “Milestones” shall mean satisfaction of the following on or before April 30, 2008:
                    (1) The Company will have released the BioMark II Chip Loader to manufacturing, as demonstrated by a Manufacturing Release approval form duly signed-off. The approval is typically characterized by having completed standard prototype development, including building and testing of suitable prototypes;
                    (2) The approved BioMark II Chip Loader (or a subsequent version thereof) will be made generally available to customers, as demonstrated by a Company product announcement;
                    (3) The Subsidiary will also have produced prototype BioMark II End Point Readers and made them available to at least three (3) customers;
                    (4) The Subsidiary will have at least maintained the number of Research and Development Engineers hired to achieve Milestones in the First Note and the Milestones in the Second Note; and
                    (5) The Company will be manufacturing the BioMark II Chip Loader through the Subsidiary in Singapore, and the Company’s then-current financial and business plan will provide for the manufacturing of the BioMark II End Point Readers through the Subsidiary in Singapore; provided that if the Holder provides the Company with a Milestone Response Notice pursuant to Section 3(c)(ii) below, then the Company shall have 30 days following the Company’s receipt of the Milestone Response Notice (the “Milestones Cure Period”) to cure any failure to satisfy the Milestones identified by the Holder in the Milestone Response Notice.
               (v) The term “Payment Date” shall mean [INSERT DATE TWO YEARS FROM DATE OF NOTE] or such later date as may be mutually agreed in writing by Holder and the Company.
          (c) Conversion Procedure.
               (i) Conversion in Connection with Initial Public Offering. Upon the occurrence of an Initial Public Offering as set forth in Section 3(a), this Note shall convert automatically without further action on the part of the Holder hereof. Written notice shall be delivered to Holder at the address last shown on the records of Company for Holder or given by Holder to Company for the purpose of notice notifying Holder of the conversion effected or to be effected, specifying the Conversion Price, the date on which such conversion occurred or is expected to occur and calling upon such Holder to surrender to Company, in the manner and at the place designated, the Note.
               (ii) Conversion in Connection with Satisfaction of Milestones. If the Company reasonably believes that it has satisfied all of the Milestones, it may send written notice thereof (the “Milestone Completion Notice”) to the Holder (at the address last shown on the records of the Company for the Holder or given by Holder to Company for the purpose of notice) specifying the Conversion Price, the date on which the Company reasonably believes all of the Milestones were satisfied (the “Notified Milestone Completion Date”), together with a duly executed compliance certificate dated as of the Notified Milestone Completion Date substantially in the form attached hereto as Exhibit A (the “Compliance Certificate”), and calling upon Holder to surrender to the Company the Note. In the event that the Holder reasonably believes that any of (i) the Milestones have not been satisfied or (ii) the representations and warranties made in the Compliance Certificate are inaccurate in any material respect, the Holder may provide written notice (the “Milestone

Response Notice”) to the Company of such disagreement and/or inaccuracy within 30 days of its receipt of the Milestone Completion Notice. The Milestone Response Notice shall specify in reasonable detail the reasons for such disagreement and/or basis for belief that any of the representations and warranties made in the Compliance Certificate are inaccurate and shall be accompanied by reasonably available support documentation evidencing the basis for such disagreement or belief. If the Holder shall fail to provide the Milestone Response Notice within such time period, the Milestones shall be deemed satisfied as of the Notified Milestone Completion Date and this Note shall be automatically converted as set forth in Section 3(a). If the Holder shall have timely provided the Milestone Response Notice, the Company and the Holder shall in good faith attempt to resolve their disagreement as to the satisfaction of the Milestones and/or the accuracy of the representations and warranties in the Compliance Certificate. If the Company and Holder are unable to resolve their disagreement within the Milestones Cure Period, the Company may pay to the Holder the principal and interest owing under this Note as of the Notified Milestone Completion Date (in which case the Note shall be cancelled and surrendered) or may pursue any other remedy that may be available to it under applicable law.
               (iii) Elective Conversion. If the Holder wishes to voluntarily convert this Note as set forth in Section 3(a) hereof prior to a Conversion Event, the Holder shall surrender this Note to the Company and provide the Company with a written notice (the “Conversion Notice”) to that effect.
               (iv) Certificate; Time of Conversion. Upon conversion of this Note, the Holder shall promptly surrender this Note, duly endorsed, at the principal office of Company. At its expense, the Company shall, as soon as practicable thereafter, issue and deliver to such Holder at such principal office a certificate or certificates for the number of shares to which Holder shall be entitled upon such conversion (bearing such legends as are required by this Note and the Note Purchase Agreement and applicable state and federal securities laws in the opinion of counsel to Company), together with any other securities and property to which Holder is entitled upon such conversion under the terms of this Note, including a check payable to Holder for any cash amounts payable as described in Section 3(d). Any such conversion of this Note shall be deemed to have been made immediately prior to the Conversion Event as described in Section 3(a) (or in the case of delivery of the Conversion Notice as set forth in Section 3(c)(iii), upon the Company’s receipt of such Conversion Notice); provided, however, the Holder shall not be deemed a record holder of such shares or a purchaser of such shares until the Holder has delivered the Note for conversion. On and after such date, the Holder shall be treated as a purchaser of such shares under the Note Purchase Agreement and shall be bound by the applicable terms of this Note and Note Purchase Agreement.
          (d) Fractional Shares. No fractional shares will be issued upon any conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will pay to the Holder in cash that amount of the unconverted principal and interest balance of this Note.
          (e) Reservation of Shares. The Company will at all times reserve and keep available out of its authorized but unissued shares or shares held in treasury, sufficient shares of Series E Preferred Stock or other securities to permit the full conversion of the outstanding principal and interest of this Note pursuant to the terms of this Note. In the event the Company shall have insufficient shares of Series E Preferred Stock or other securities to permit the full conversion of the outstanding principal and accrued interest of this Note pursuant to the terms hereof, the Company hereby covenants and agrees that the Company shall use its commercially reasonable efforts to seek board and shareholder approval of an amendment to the Company’s Articles of Incorporation in order to authorize an increase in the number of authorized shares of Series E Preferred Stock or other securities of the Company in a sufficient amount so that the aggregate number of shares of Series E Preferred Stock or other securities issuable upon conversion of this Note will then be authorized and available for issuance.
     4. Change of Control Transaction. The Company shall provide the Holder with 15 days written notice of the closing of a Change of Control Transaction, specifying in reasonable detail the terms of such Change of Control Transaction. If the Holder shall not have voluntarily elected to convert this Note as set forth in Section 3(c)(iii) within such 15 day period, the Company may prepay the entire principal amount and interest owing under this Note as of the date of such prepayment. The Holder shall thereafter promptly return the Note to the Company for cancellation.
     5. Change in Series E Preferred Stock.
          (a) Split, Subdivision or Combination of Series E Preferred Stock. In the event the Company should at any time or from time to time after the date of issuance hereof split or subdivide the outstanding shares of its Series E Preferred Stock (or other securities issuable upon conversion of this Note) or issue additional shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note) to the holders thereof as a dividend or make any other distribution payable in additional shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note) to the holders thereof without payment of any consideration by such holder for the additional shares of Series E Preferred Stock (or such other securities), then, as of the date of such dividend, distribution, split or subdivision, the Conversion Price of this Note shall be appropriately decreased so that the number of shares of Series E Preferred Stock or other securities issuable upon conversion of this Note shall be increased in proportion to such increase of outstanding shares of Series E Preferred Stock or other securities issuable upon conversion of this Note, as applicable. If the number of shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note) outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Series E Preferred Stock (or other securities issuable upon conversion of this Note), then, following the record date of such combination, the Conversion Price for this Note shall be appropriately increased so that the number of shares of Series E Preferred Stock or other securities issuable on conversion hereof shall be decreased in proportion to such decrease in outstanding shares of Series E Preferred Stock or other securities issuable upon conversion of this Note, as applicable.
          (b) Reclassification etc. In case of any reclassification, capital reorganization, or change in the Series E Preferred Stock (or other securities issuable upon conversion of this Note) of the Company, including conversion of such shares pursuant to the Company’s Articles of Incorporation then in effect (other than as a result of a split, subdivision, combination, or stock dividend provided for in Section 5(a) above), then appropriate adjustment shall be made to the Conversion Price and kind of securities or other property issuable upon conversion of this Note so that this Note shall be convertible upon the terms set forth herein into the kind and amount of shares of stock and other securities and property receivable in connection with such reclassification, reorganization, or change by a holder of the same number of shares of Series E Preferred Stock or other securities as are issuable on conversion of this Note.
          (c) Merger or Consolidation. Other than a Change of Control Transaction in connection with which this Note has been converted or prepaid, if at any time there shall be an acquisition of the Company by merger, consolidation or otherwise where the Company is not the surviving corporation or as a result of which all of the outstanding capital stock of the Company is exchanged for capital stock of another corporation, then, as a part of such acquisition, the Conversion Price and kind of securities issuable upon conversion hereof shall be appropriately adjusted so that the Holder shall receive upon conversion of this Note, the number of shares of stock or other securities or property of the surviving or successor corporation resulting from such acquisition (or the corporation the capital stock of which is issued in exchange for the capital stock of the Company), to which a holder of the securities issuable upon conversion of this Note would have been entitled in such acquisition if this Note had been converted immediately before such acquisition.
     6. Payment Due Date. If not previously converted into shares of Series E Preferred Stock pursuant to Section 3 hereof and if not sooner prepaid by the Company pursuant to Section 2 hereof or accelerated and declared due and owing by the Holder pursuant to Section 7 hereof, the principal amount and any accrued interest due thereon then outstanding under this Note will become due and payable on the Payment Date.
     7. Default. The Company shall be deemed to be in default under this Note in the event (i) the Company shall fail to materially perform any covenant or agreement of the Company contained in Section 4 of the Note Purchase Agreement for a period of 30 days after written notice of such failure from Holder; (ii) the Company shall have failed to make payment of principal or interest due on the Note when such principal and interest becomes due; or (iii) the Company shall commence, whether voluntarily or involuntarily a case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it. In the case of an event of default, the Holder may, by written notice to the Company, declare the unpaid principal amount of this Note, all interest accrued and unpaid hereon, and all other amounts payable hereunder to be immediately due and payable, without presentment, demand, protest, or further notice of any kind, as well as enforce all other rights and remedies available to the Holder under applicable law.
     8. Notices. Any notice, request, other communication, or payment required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon delivery, if delivered personally by facsimile, or by recognized overnight courier service, or five days after deposit, if deposited in the United States mail for mailing by registered or certified mail, postage prepaid, and addressed as follows:

If to Holder:	Biomedical Sciences Investment Fund Pte Ltd
20 Biopolis Way
#09-01 Centros
Singapore 138668
Attention: Chu Swee Yeok
Tel: 65-6336-2288
Fax: 65-6334-8478

If to the Company:	Fluidigm Corporation
7100 Shoreline Court
South San Francisco, California 94080
Attention: Chief Executive Officer
Tel: (650) 266-6000
Fax: (650) 871-7195

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304-1050
Attention: Ken Clark and Robert Kornegay
Tel: (650) 493-9300
Fax: (650) 493-6811
     Each of the above addressees may change its address or facsimile number for purposes of this paragraph by giving to the other addressee notice of such new address in conformity with this paragraph.
     9. Amendments. This Note may be amended and any provision hereof waived with the consent of the Company and the Holder.
     10. No Rights as Shareholder. Nothing in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholders for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company until, and only to the extent that, this Note shall have been converted.
     11. Successors and Assigns. Subject to the restrictions on transfer described in Section 12 and in the Note Purchase Agreement, the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.
     12. Transfer of Note and Securities Issuable on Conversion Hereof. Prior to the conversion of this Note, this Note (or the underlying securities issuable upon conversion hereof) may not be sold, assigned, transferred, pledged or otherwise disposed of by the Holder, in whole or in part, without the prior written consent of the Company. With respect to any sale, assignment, transfer, pledge or other disposition of the securities into which this Note may be converted after conversion of this Note, the Holder may only transfer such securities pursuant to, and on the conditions set forth in that certain Eighth Amended and Restated Investor Rights Agreement dated June 13, 2006 between the Company and certain investors in the Company (including Holder), as may be amended from time to time (the “Rights Agreement”). The Holder shall cause any proposed purchaser, assignee, transferee or pledgee of such securities to agree in writing to take and hold such securities subject to and upon the conditions specified in this Note, the Note Purchase Agreement, and the Rights Agreement, including, without limitation, Sections 1.2, 1.3, 1.4, and 1.14 of the Rights Agreement.
     13. Highest Lawful Rate. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together will all fees, charges, and other payments or rights which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Company shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve, or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received, or collected by the Holder in connection with this Note under applicable law. In accordance with this section, any amounts received in excess of the Highest Lawful Rate shall be applied towards the prepayment of principal then outstanding.
     14. Miscellaneous. The Company agrees to pay on demand all of the losses, costs, and expenses (including, without limitation, attorneys’ fees and disbursements) which the Holder incurs in connection with enforcement of this Note, or the protection or preservation of the Holder’s rights under this Note, whether by judicial proceeding or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation, or similar proceedings. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest, and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. This Note is being delivered in and shall be construed in accordance with the laws of the State of California without regard to the conflicts of law provisions thereof. Any reference to “dollars” or “$” in this Note shall refer to the lawful money of the United States of America.

     IN WITNESS WHEREOF, the Company has caused this Convertible Promissory Note to be executed by its officer thereunto duly authorized as of the date first above written.

Dated: ______ ___, 20___	Fluidigm Corporation a California corporation

By:

Name:

Title:

Acknowledged and Agreed:
Holder

Biomedical Sciences Investment Fund Pte Ltd

By:

Name:

Title:

[Convertible Promissory Note Signature Page]

EXHIBIT A
FORM OF COMPLIANCE CERTIFICATE

EXHIBIT D
FLUIDIGM CORPORATION
COMPLIANCE CERTIFICATE
(Issuance of First Note)
     Fluidigm Corporation, a California corporation (the “Company”), hereby represents and warrants to Biomedical Sciences Investment Fund Pte Ltd (the “Purchaser”) as follows, effective as August 7, 2006. This Compliance Certificate is delivered in connection with the sale and issuance to the Purchaser of the Company’s Convertible Promissory Note dated as of August 7, 2006 in the principal amount of $5,000,000.00 (the “Convertible Note”) and issued pursuant to the Convertible Note Purchase Agreement dated as of August 7, 2006, (the “Purchase Agreement”).
     1. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of California and has all requisite corporate power and authority to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business (as now conducted), properties, or financial condition.
     2. The Company has all requisite legal and corporate power and authority to (i) execute and deliver this Compliance Certificate; (ii) sell and issue the Convertible Note; (iii) issue the shares of Series E Preferred Stock issuable upon conversion of the Convertible Note (the “Series E Shares”) and the Common Stock issuable upon conversion of such Series E Shares (the “Common Conversion Shares”); and (iv) carry out and perform its obligations under the terms of this Compliance Certificate, the Convertible Note, and the Purchase Agreement.
     3. All corporate action on the part of the Company, its officers, directors, and shareholders necessary for the authorization, execution, and delivery of this Compliance Certificate, the performance of all obligations of the Company under this Compliance Certificate, the Convertible Note, and the Purchase Agreement, the sale and delivery of the Convertible Note, and the authorization and issuance of the Series E Shares and the Common Conversion Shares has been taken. Each of the Eighth Amended and Restated Investor Rights Agreement dated as of June 13, 2006 among the Company and certain of its shareholders (as amended to date, the “Rights Agreement”) and the Second Amended and Restated Voting Agreement dated as of August 16, 2005 (as amended to date, the “Voting Agreement”) remain effective, subject only to such amendments as to which the Purchaser has been previously notified in writing and unless earlier terminated in accordance with their terms (for which the Company has also provided the Purchaser notice in writing). Each of this Compliance Certificate, the Purchase Agreement, the Convertible Note and to the extent not terminated in accordance with its terms, each of the Rights Agreement and the Voting Agreement, constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies; (ii) bankruptcy, insolvency, reorganization, moratorium and other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights; and (iii) limitations on the enforceability of the indemnification provisions of the Rights Agreement.
     4. The Convertible Note, when issued, sold and delivered in accordance with the terms of the Purchase Agreement will be free of restrictions on transfer other than restrictions on transfer under the Purchase Agreement, the Convertible Note, the Rights Agreement and the Voting Agreement and under applicable state and federal securities laws. The Series E Shares, when issued upon conversion of the Convertible Note, in accordance with the Convertible Note and the Purchase Agreement, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Purchase Agreement, the Rights Agreement, and the Voting Agreement and under applicable state and federal securities laws. The Common Conversion Shares, when issued upon conversion of the Series E Shares in accordance with the terms of the Company’s Articles of Incorporation as currently in effect, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under the Purchase Agreement, the Rights Agreement, and the Voting Agreement, and under applicable state and federal securities laws. The Series E Shares and the Common Conversion Shares may, subject to the continued accuracy of the representations and warranties provided by Purchaser pursuant to the Purchase Agreement, be issued without any registration or qualification under state and federal securities laws as such laws are currently in effect.
     5. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required in connection with the offer and sale of the Convertible Note or the issuance of the Series E Shares or the Common Conversion Shares or the consummation of any other transaction contemplated by the Convertible Note or the Purchase Agreement, except for filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings the Company covenants to complete within the required statutory period.
     6. The Company is not in violation or default of any provision of its Articles of Incorporation or Bylaws, each as amended and in effect as of the date hereof. The Company is not in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order, or obligation to which it is a party or by which it or any of its properties or assets is bound or, to the best of its knowledge, of any provision of any federal, state, or local statute, rule, or governmental regulation, except to the extent such violations or defaults would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the Company’s business (as now conducted), properties, or financial condition or an adverse effect on the Company’s ability to consummate the transactions contemplated by this Compliance Certificate, the Convertible Note, and the Purchase Agreement. None of the execution, delivery, and performance of and compliance with this Compliance Certificate, the continued performance by the Company under the Purchase Agreement, the Rights Agreement (unless terminated prior to the date hereof) and the Voting Agreement (unless terminated prior to the date hereof), the sale and issuance of the Convertible Note, or the issuance of the Series E Shares or the Common Conversion Shares will (i) result in any violation, be in conflict with, or constitute, with or without the passage of time, or giving of notice, a default under any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order, or obligation, except where such violation or conflict would not reasonably be expected to have a material adverse effect on the Company’s business (as now conducted), properties, or financial condition or an adverse effect on the Company’s ability to consummate the transactions contemplated by this Compliance Certificate, the Convertible Note, and the Purchase Agreement; (ii) require any consent or waiver under any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order, or obligation (other than such consents or waivers that have been obtained or such consents or waivers that if not obtained would not reasonably be expected to have a material adverse effect on the Company’s business (as now conducted), properties, or financial condition or an adverse effect on the Company’s ability to consummate the transactions contemplated by this Compliance Certificate, the Convertible Note, and the Purchase Agreement; or (iii) result in the creation of any mortgage, pledge, lien, encumbrance, or charge upon any of the properties or assets of the Company pursuant to any such provision, license, indenture, instrument, mortgage, deed of trust, loan, contract, commitment, judgment, decree, order, or obligation (other than such mortgages, pledges, liens, encumbrances, or charges as would not reasonably be expected to have a material adverse effect on the Company’s business (as now conducted), properties, or financial condition or an adverse effect on the Company’s ability to consummate the transactions contemplated by this Compliance Certificate, the Convertible Note, and the Purchase Agreement).

     7. The representations and warranties of the Company contained in Section 2 of the Purchase Agreement were true in all material respects on and as of the Closing (as defined in the Purchase Agreement) of the sale of the First Note (as defined in the Purchase Agreement) on August 7, 2006.
     8. This Compliance Certificate shall be governed by the laws of the State of California, without reference to the conflicts of law provisions thereof.
     Executed as of August 7, 2006.

FLUIDIGM CORPORATION
By:	/s/ Gajus Worthington
Print Name:	Gajus Worthington
Title:	CEO

[Signature Page to Compliance Certificate]

EXHIBIT E
INVESTMENT REPRESENTATION STATEMENT

PURCHASER:	Biomedical Sciences Investment Fund Pte Ltd (the “Purchaser”)

COMPANY:	Fluidigm Corporation (the “Company”)

SECURITY:	Convertible Promissory Note (US$5,000,000 in principal amount) (the “Additional Note”) the principal and accrued interest on which are convertible into shares of Series E Preferred Stock of the Company

DATE::	August 7, 2006
     This Investment Representation Statement is entered into in connection with the sale by the Company of an Additional Note to Purchaser as set forth in that certain Convertible Promissory Note Purchase Agreement between the Company and Purchaser dated August 7, 2006 (the “Note Purchase Agreement”). Capitalized terms used but not otherwise defined herein have the meanings given to such terms in the Note Purchase Agreement. In connection with the purchase of the Second Note and the securities issued or issuable upon conversion thereof (the “Conversion Securities”), the undersigned Purchaser represents to the Company the following:
     1. Experience. Purchaser is experienced in evaluating start-up companies such as the Company, is able to evaluate and represent its own interests in transactions such as the purchase of the Additional Note and the Conversion Securities, has such knowledge and experience in financial and business matters such that Purchaser is capable of evaluating the merits and risks of Purchaser’s investment in the Company, and has the ability to bear the economic risks of its investment.
     2. Investment. Purchaser is acquiring and will acquire, the Additional Note and the Conversion Securities, for investment for Purchaser’s own account and not with the view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Additional Note and the Conversion Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a specific exemption from the registration provisions of the Securities Act, which depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein. Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Additional Note or Conversion Securities other than a transfer not involving a change of beneficial ownership. Purchaser understands and acknowledges that the offering of the Additional Note and Conversion Securities will not be registered under the Securities Act on the ground that the sale provided for is exempt from the registration requirements of the Securities Act.
     3. Rule 144. Purchaser acknowledges that the Additional Note and Conversion Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. Purchaser covenants that, in the absence of an effective registration statement covering the securities in question, Purchaser will sell, transfer, or otherwise dispose of the Additional Note and the Conversion Securities only in accordance with applicable securities laws and in a manner consistent with Purchaser’s representations and covenants set forth herein and in the Note Purchase Agreement between Holder and the Company and the Additional Note. In connection therewith, Purchaser acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfer set forth herein, in the Note Purchase Agreement and the Additional Note and will transfer securities on the books of the Company only to the extent not inconsistent therewith.
     4. No Public Market. Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Second Note or the Conversion Securities.
     5. Access to Data. Purchaser has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities.
     6. Authorization. This Investment Representation Statement when executed and delivered by the Purchaser will constitute a valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.
     7. Accredited Investor. Purchaser acknowledges that it is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act and shall submit to the Company such further assurances of such status as may be reasonably requested by the Company. The principal address of such Purchaser is as set forth on the signature page hereto.
     8. Tax Advisors. Purchaser has reviewed with its own tax advisors the tax consequences of the purchase of the Additional Note and the Conversion Securities. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents and understands that Purchaser (and not the Company) shall be responsible for the Purchaser’s own tax liability that may arise as a result of the Purchase of the Additional Note and the Conversion Securities.
     9. Brokers or Finders. The Company has not incurred and will not incur, directly or indirectly, as a result of any action taken by such Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar changes in connection with the Note Purchase Agreement or the Additional Note.
     10. Non-United States Persons. Purchaser hereby represents that Purchaser is satisfied as to the full observance of the laws of Purchaser’s jurisdiction in connection with any invitation to subscribe for the Additional Note and the Conversion Securities or any use of the Note Purchase Agreement, including (i) the legal requirements within Purchaser’s jurisdiction for the purchase of the Additional Note and the Conversion Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of such securities. Purchaser’s subscription and payment for, and Purchaser’s continued beneficial ownership of, the Additional Note and the Conversion Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.
     11. Other Agreements. Purchaser acknowledges and agrees that Purchaser and the Additional Note and the Conversion Securities are subject to the Additional Note, and Investor Rights Agreement and the restrictions on transfer set forth therein and in the Note Purchase Agreement.
[Remainder of Page Left Blank Intentionally]

     IN WITNESS WHEREOF, the Purchaser has caused this Investment Representation Statement to be executed by its officer thereunto duly authorized as of the date first above written.

PURCHASER: Biomedical Sciences Investment Fund Pte Ltd
By:	/s/ Chu Swee Yeok
Name:	Chu Swee Yeok
Title:	Director

EXHIBIT F
LEGAL OPINION
August __, 2006
Biomedical Sciences Investment Fund Pte. Ltd.
20 Biopolis Way
#09-01 Centros
Singapore 138668
     Re: Convertible Note Purchase Agreement
Ladies and Gentlemen:
     Reference is made to the Convertible Note Purchase Agreement dated as of August ___, 2006 (the “Agreement”) by and among Fluidigm Corporation, a California corporation (the “Company”), and Biomedical Sciences Investment Fund Pte. Ltd. (the “Purchaser”), which provides for the sale and issuance by the Company to the Purchaser of the First Note, the Second Note and the Third Note (each as defined in the Agreement). This opinion is rendered to the Purchaser pursuant to Section 4.9 of the Agreement, and all terms used herein have the meanings defined for them in the Agreement and/or the First Note, unless otherwise defined herein. Reference in this opinion to the Agreement excludes any schedule or substantive agreement attached as an exhibit to the Agreement, unless otherwise indicated herein.
     We have acted as counsel for the Company in connection with the negotiation of the Agreement and the issuance of the First Note. As such counsel, we have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion. In addition, we have examined originals or copies of such corporate records of the Company, certificates of public officials and such other documents which we consider necessary or advisable for the purpose of rendering this opinion. In such examination we have assumed the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.
     In our examination of the documents identified above and for purposes of this opinion, we have relied solely upon and assumed, and express no opinion as to, the current accuracy and completeness of (i) the information obtained from public officials; (ii) the representations and warranties of the Company and the Purchaser as to factual and other matters set forth in the Agreement and in any certificate delivered pursuant thereto or any ancillary agreement

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referenced therein; and (iii) the representations and warranties as to factual and other matters made by representatives of the Company to us, including without limitation, those set forth in a management certificate executed by an executive of the Company.
     As used in this opinion, the expression “to our knowledge,” “known to us” or similar language with reference to matters of fact means that, after an examination of documents made available to us by the Company, and after inquiries of officers of the Company, but without any further independent factual investigation, we find no reason to believe that the opinions expressed herein are factually incorrect. Further, the expression “to our knowledge,” “known to us” or similar language with reference to matters of fact refers to the current actual knowledge of the attorneys of this firm who provided material legal representation to the Company in connection with the Agreement and the transactions contemplated thereby. Except to the extent expressly set forth herein or as we otherwise believe to be necessary to our opinion, we have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of the opinions set forth below.
     For purposes of this opinion, we are assuming that the Purchaser has all requisite power and authority, and has taken any and all necessary corporate or partnership action, to execute and deliver the Agreement and the First Note and to effect any and all transactions related to or contemplated thereby. In addition, we are assuming that the representations and warranties made by the Purchaser in the Agreement and pursuant thereto are true and correct. We are also assuming that the Purchaser has purchased the First Note (and the Note Shares issuable upon conversion thereof) for value, in good faith and without notice of any adverse claims within the meaning of the California Uniform Commercial Code.
     We are members of the Bar of the State of California, and we express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of California.
     The opinions hereinafter expressed are subject to the following additional qualifications:
          (a) We express no opinion as to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors.
          (b) We express no opinion as to the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies (regardless of whether any such remedy is considered in a proceeding at law or in equity).

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          (c) This opinion is qualified by the limitations imposed by statutes and principles of law and equity that provide that certain covenants and provisions of agreements are unenforceable where such covenants or provisions are unconscionable or contrary to public policy or where enforcement of such covenants or provisions under the circumstances would violate the enforcing party’s implied covenant of good faith and fair dealing.
          (d) We express no opinion regarding any of (i) the rights or remedies available to any party for violations or breaches of any provisions which are immaterial or the enforcement of which would be unreasonable under the then-existing circumstances; (ii) the rights or remedies available to any party for material violations or breaches which are the proximate result of actions taken by any party to the Agreement or the First Note other than the party against whom enforcement is sought, which actions such other party is not entitled to take pursuant to the Agreement or the First Note or which otherwise violate applicable laws; (iii) the rights or remedies available to any party which takes discretionary action which is arbitrary, unreasonable or capricious, or is not taken in good faith or in a commercially reasonable manner, whether or not the Agreement or the First Note permits such action; (iv) the effect of the exercise of judicial discretion, whether in a proceeding in equity or at law; (v) the enforceability of any provision deemed to be “unconscionable” within the meaning of Section 1670.5 of the California Civil Code; (vi) the enforceability of any provision authorizing the exercise of any remedy without reasonable notice and opportunity to cure; or (vii) the effect of any provision of the Agreement or the First Note purporting to give the Purchaser the right to make any conclusive determination in its sole discretion.
          (e) We express no opinion as to the legality, validity, binding nature or enforceability of (i) any provisions in the Agreement or the First Note providing for the payment or reimbursement of costs or expenses or indemnifying a party, to the extent such provisions may be held unenforceable as contrary to public policy; (ii) any provision of the Agreement or the First Note insofar as it provides for the payment or reimbursement of costs and expenses or indemnification for claims, losses or liabilities in excess of a reasonable amount determined by any court or other tribunal; (iii) any provisions regarding the Purchaser’s (or its agent’s) ability to collect attorneys’ fees and costs in an action involving the Agreement or the First Note, if the Purchaser (or such agent) is not the prevailing party in such action (we call your attention to the effect of Section 1717 of the California Civil Code, which provides that, where a contract permits one party thereto to recover attorneys’ fees, the prevailing party in any action to enforce any provision of the contract shall be entitled to recover its reasonable attorneys’ fees); (iv) any provisions of the Agreement or the First Note imposing penalties or forfeitures, late payment charges or any increase in interest rate, upon delinquency in payment or the occurrence of a default to the extent they constitute a penalty or forfeiture or are otherwise contrary to public policy; (v) any rights of set-off; (vi) any provision of the Agreement or the First Note to the

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effect that a statement, certificate, determination or record shall be deemed conclusive absent manifest error (or similar effect), including, without limitation, that any such statement, certificate, determination or record shall be prima facie evidence of a fact; or (vii) any provision of the Agreement or the First Note which provides that notice not actually received may be binding on any party.
          (f) We express no opinion with respect to the legality, validity, binding nature or enforceability of (i) any vague or broadly stated waiver, including without limitation, the waivers of diligence, presentment, demand, protest or notice; (ii) any waivers or consents (whether or not characterized as a waiver or consent in the Agreement or the First Note) relating to the rights of the Purchaser or duties owing to them existing as a matter of law, including, without limitation, waivers of the benefits of statutory or constitutional provisions, to the extent such waivers or consents are found by courts to be against public policy or which are ineffective pursuant to California statutes and judicial decisions; (iii) any waivers of any statute of limitations; or (iv) covenants to the extent they are to be enforced as independent requirements as distinguished from conditions that may trigger an event of default.
          (g) We express no opinion with respect to the legality, validity, binding nature or enforceability of any provision of the Agreement or the First Note to the effect that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to any other right or remedy, that the election of some particular remedy or remedies does not preclude recourse to one or more other remedies or that failure to exercise or delay in exercising rights or remedies will not operate as a waiver of any such right or remedy.
          (h) We note the obligations of the Company under the Agreement and the First Note relating to the Business Plan and the Milestones and the effects of deemed satisfaction of the Milestones on the conversion of the First Note. We express no opinion as to the enforceability of these provisions to the extent that they may be deemed vague or overly broad.
          (i) We express no opinion as to any provision of the Agreement or the First Note requiring written amendments or waivers of such documents insofar as it suggests that oral or other modifications, amendments or waivers could not be effectively agreed upon by the parties or that the doctrine of promissory estoppel might not apply.
          (j) We express no opinion as to compliance with the anti-fraud provisions of applicable securities laws.
          (k) We express no opinion as to the enforceability of any indemnification or contribution provision to the extent the provisions thereof may be subject to limitations of public policy and the effect of applicable statutes and judicial decisions.

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          (l) We express no opinion as to the enforceability of choice of law provisions, waivers of jury trial or provisions relating to venue or jurisdiction.
          (m) We have made no inquiry into, and express no opinion with respect to, any federal or state statute, rule, or regulation relating to any tax, antitrust, land use, safety, environmental, hazardous material, patent, copyright, trademark or trade name matter, as to the statutes, regulations, treaties or common laws of any other nation (other than the United States), state or jurisdiction (other than the State of California), or the effect on the transactions contemplated in the Agreement or the First Note of noncompliance under any such statues, regulations, treaties, or common laws. Without limiting the foregoing, we express no opinion as to the effect of, or compliance with, the Investment Advisors Act of 1940, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the California Finance Lenders Law. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order, or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.
          (n) Our opinions relate solely to the express written provisions of the Agreement and the First Note, and we express no opinion as to any other oral or written agreements or understandings between the Company and the Purchaser.
          (o) Our opinion set forth in paragraph 1 below is based solely on the certificates of certain state authorities and filing officers referenced above as to the legal existence and corporate good standing of the Company in the State of California.
     Based upon and subject to the foregoing, and except as set forth in the Schedule of Exceptions to the Agreement, we are of the opinion that:
     1. The Company is a corporation duly incorporated and validly existing under, and by virtue of, the laws of the State of California and is in good standing under such laws.
     2. The Company has all requisite legal and corporate power to execute and deliver the Agreement and the First Note, to sell and issue the First Note under the Agreement, to issue the Note Shares issuable upon conversion of the First Note and the Common Stock issuable upon conversion of the Note Shares, and to carry out and perform its obligations under the terms of the Agreement and the First Note.
     3. All corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution and delivery of the Agreement and the First Note by the Company, the authorization, sale, issuance and delivery of the First Note (and the Note Shares issuable upon conversion of the First Note and the Common Stock issuable upon

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conversion thereof) and the performance by the Company of its obligations under the Agreement and the First Note has been taken. Each of the Agreement and the First Note has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
     This opinion is furnished to the Purchaser solely for its benefit in connection with the purchase of the First Note, and may not be relied upon by any other person or for any other purpose without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion that may alter, affect or modify the opinions expressed herein.

Very truly yours,